UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Duke Realty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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600 East 96th Street
Suite 100
Indianapolis, Indiana 46240
(317) 808-6000
March 16, 2005
Dear Shareholder:
      The Board of Directors and officers of Duke Realty Corporation join me in extending to you a cordial invitation to attend our annual meeting of shareholders. This meeting will be held on Wednesday, April 27, 2005, at 3:00 p.m. local time, at the Marriott Indianapolis North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana 46240. To reserve your seat at the annual meeting, please call 800-875-3366 or send an e-mail to ir@dukerealty.com. As in past years, we believe that both the shareholders and management of Duke Realty Corporation can gain much through participation at this meeting. Our objective is to make it as informative and interesting as possible.
      The formal notice of this annual meeting and the proxy statement appear on the following pages. We hope that you will make plans to attend this meeting. Whether or not you attend, we urge you to vote by mail, by telephone or on the Internet in order to ensure that we record your votes on the business matters presented at the annual meeting.
      We look forward to seeing you on April 27th.

Sincerely,

Dennis D. Oklak
President and Chief Executive Officer

600 East 96th Street
Suite 100
Indianapolis, Indiana 46240
(317) 808-6000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 27, 2005
      Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Duke Realty Corporation (the “Company”) will be held at the Marriott Indianapolis North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana 46240, on Wednesday, April 27, 2005, at 3:00 p.m. local time. At this meeting, the shareholders will be asked to act on the following matters:

1. To elect 13 directors to serve on the Company’s Board of Directors for a one-year term ending at the annual meeting of shareholders in 2006;

2. To consider and vote upon a proposal to approve the Company’s 2005 Long-Term Incentive Plan;

3. To consider and vote upon amendments to previously existing long-term incentive plans that would permit the Executive Compensation Committee to appropriately adjust outstanding awards in the event of a payment of an extraordinary cash dividend by the Company to its shareholders;

4. To ratify the reappointment by the Board of Directors of KPMG LLP as the Company’s independent public accountants for the calendar year 2005;

5. To consider and vote upon a shareholder proposal, if properly presented at the Annual Meeting, requesting that the Company implement a comprehensive policy governing the disclosure of related party transactions; and

6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
      Only shareholders of record at the close of business on Monday, February  28, 2005 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.
YOUR VOTE IS IMPORTANT!
      Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to the Company’s Secretary, Howard L. Feinsand, at the above address, (ii) submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Company’s Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Indianapolis local time, on April 26, 2005.
      When you submit your proxy, you authorize Dennis D. Oklak or Howard L. Feinsand or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote for the election of the director nominees, for the approval of the 2005 Long-Term Incentive Plan, for the amendments to the Company’s previously existing long-term incentive plans, for the appointment of the independent auditors for 2005, and to vote on any adjournments or postponements of the Annual Meeting. The Company’s Annual Report for the year ended December 31, 2004 is also enclosed.

By order of the Board of Directors,

Howard L. Feinsand
Executive Vice President,
General Counsel and Secretary
Indianapolis, Indiana
March 16, 2005

600 East 96th Street
Suite 100
Indianapolis, Indiana 46240
(317) 808-6000
QUESTIONS AND ANSWERS
Why did I receive this proxy?
      The Board of Directors of Duke Realty Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting. The Annual Meeting will be held Wednesday, April 27, 2005, at 3:00 p.m. local time at the Marriott Indianapolis North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana 46240. For driving directions to the Annual Meeting, please call 800-875-3366. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.
Who is entitled to vote?
      All shareholders of record as of the close of business on Monday, February 28, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting.
What is the quorum for the Meeting?
      In order for any business to be conducted, the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present. As of the Record Date, 142,924,368 shares of common stock were issued and outstanding.
How many votes do I have?
      Each share of common stock outstanding on the Record Date is entitled to one vote on each item submitted for consideration.
How do I vote?

By Mail:	Vote, sign, date your card and mail it in the postage-paid envelope.

In Person:	Vote at the Annual Meeting.

By Telephone:	Call toll-free 800-776-9437 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.

Via Internet:	Log on to www.voteproxy.com and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card.
How do I vote my shares that are held by my broker?
      If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting by mail, telephone and on the Internet.

What am I voting on?
      You will be voting on the following proposals:

Proposal One: The election of 13 directors to serve on the Company’s Board of Directors for a one-year term ending at the annual meeting of shareholders in 2006

Proposal Two: The approval of the 2005 Long-Term Incentive Plan

Proposal Three: The approval of amendments to previously existing long-term incentive plans that would permit the Executive Compensation Committee to appropriately adjust outstanding awards in the event of a payment of an extraordinary cash dividend by the Company to its shareholders

Proposal Four: The ratification of the reappointment by the Board of Directors of KPMG LLP as the Company’s independent public accountants for the calendar year 2005

Proposal Five: A shareholder proposal, if properly presented at the Annual Meeting, requesting that the Company implement a comprehensive policy governing the disclosure of related party transactions
Will there be any other items of business on the agenda?
      The Board of Directors is not presently aware of any other items of business to be presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Dennis D. Oklak and Howard L. Feinsand with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are required to act on the proposals?
      The election of each director requires the affirmative vote of at least a majority of the common stock present in person or represented by proxy and entitled to vote for the election of directors. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are directors to be elected. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes, but will not be treated as a vote against the nominee.
      The approval of the 2005 Long-Term Incentive Plan, approval of the amendments to the Company’s previously existing long-term incentive plans, and approval of the reappointment of KPMG LLP as the Company’s independent public accountants for 2005 requires the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether these matters have been approved.
      If the shareholder proposal is properly presented at the Annual Meeting, approval of the shareholder proposal will require the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote. Abstentions are counted towards the tabulation of votes and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
What happens if I return my proxy card without voting on all proposals?
      When you return a properly executed proxy card, we will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, we will vote your proxy in favor of (FOR) Proposals One, Two, Three, and Four and against (AGAINST) Proposal Five.

Will anyone contact me regarding this vote?
      It is contemplated that brokerage houses will forward the proxy materials to shareholders at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by mail, telephone, facsimile, e-mail, or personal interviews without additional compensation. The Company reserves the right to engage solicitors and pay compensation to them for the solicitation of proxies. The Altman Group has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $4,000.
Who has paid for this proxy solicitation?
      The Company will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other materials that may be sent to shareholders in connection with this solicitation. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.
How do I submit a proposal for the annual meeting of shareholders in 2006?
      If a shareholder wishes to have a proposal considered for inclusion in the proxy statement for the 2006 annual meeting, he or she must submit the proposal in writing to the Company (Attention: Howard L. Feinsand, Secretary) so that the Company receives the proposal by November 18, 2005. Shareholders are also advised to review the Company’s by-laws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations.
      The Board of Directors of the Company will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2006 annual meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days prior to the 2006 annual meeting, and also retain such authority under certain other circumstances.
What does it mean if I receive more than one proxy card?
      It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return vote all proxy cards to ensure that all your shares are voted.
When was this proxy statement mailed?
      This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about March 16, 2005.
How do I receive future proxy materials electronically?
      If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. To do so, please log on to www.voteproxy.com and click on “Enroll to receive mailings via e-mail.” You will need to refer to the company number and the account number on the proxy card. If you later wish to receive the statements and reports by regular mail, this e-mail enrollment may be cancelled.
Can I find additional information on the Company’s website?
      Yes. The Company’s website is located at www.dukerealty.com. Although the information contained on the Company’s website is not part of this proxy statement, you can view additional information on the website, such as the Company’s code of conduct, corporate governance guidelines, charters of board committees and reports that the Company files and furnishes with the Securities and Exchange Commission (the “SEC”). A copy of the Company’s code of conduct, corporate governance guidelines and charters of board committees may be obtained by written request addressed to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: Investor Relations.

PROPOSAL ONE: ELECTION OF DIRECTORS
      The Company’s Board of Directors currently consists of fifteen members. The terms of office for each of the Company’s directors will expire at the Annual Meeting. Based on the recommendation of the Corporate Governance Committee, the Board of Directors has approved a reduction in the size of the Board from fifteen to thirteen effective as of the Annual Meeting and, accordingly, has nominated thirteen of the current directors for re-election to serve for one-year terms that will expire at the Company’s 2006 annual meeting or until their successors have been elected and qualified. The Board of Directors has also designated Mr. Dennis D. Oklak to serve as Chairman of the Board of Directors effective as of the date of the Annual Meeting.
      No security holder that held a beneficial ownership interest in the Company’s common stock of 5% or more for at least one year recommended any candidates to serve on the Board of Directors.
      The Company’s Board of Directors has no reason to believe that any of the nominees for director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. If the Board of Directors does not propose another director nominee prior to or at the Annual Meeting, the Board of Directors, by resolution, may reduce the number of directors to be elected at the Annual Meeting. Each nominee has agreed to be named in this proxy statement and to serve if elected.
      The election of each director requires the affirmative vote of the holders of at least a majority of the common stock present in person or represented by proxy and entitled to vote for the election of directors. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are directors to be elected. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes, but will not be treated as a vote against the nominee.
      The Board of Directors unanimously recommends a vote “FOR” the election of all of the nominees named below for director.
Nominees for Election as Directors
Barrington H. Branch, Age 64
Mr. Branch has served as President of The Branch-Shelton Company, LLC, a private investment banking firm, since 1998. From October 1991 to February 1997, Mr. Branch was President and Chief Executive Officer of DIHC Management Corporation, a wholly owned U.S. real estate investment subsidiary of Pensioenfonds PGGM. He has served as a director of the Company since 1999.
Geoffrey Button, Age 56
Mr. Button has been engaged as an independent real estate and financing consultant since 1995. Prior to December 1995, he was the Executive Director of Wyndham Investments, Ltd., a property holding company of Allied Domecq Pension Funds. Mr. Button has served as a director of the Company since 1993.
William Cavanaugh III, Age 66
Mr. Cavanaugh is Chairman of the World Association of Nuclear Operators (WANO). He retired as Chairman of Progress Energy in May 2004 and as Chief Executive Officer in March 2004, posts he held since August 1999. He previously served as President and Chief Executive Officer of Carolina Power & Light Company (CP&L), one of the predecessors to Progress Energy, Inc., from October 1996 to August 1999 and as President and Chief Operating Officer of CP&L from September 1992 to October 1996. He has served as a Director of the Company since 1999.
Ngaire E. Cuneo, Age 54
Ms. Cuneo currently is a partner of Red Associates, LLC a venture capital firm in the financial services sector. Ms. Cuneo served as a consultant to Conseco, Inc. from March 2001 through December 2001. From 1992 through March 2001, she was an Executive Vice President of Conseco, Inc., an owner, operator and provider of services to companies in the financial services industry. Conseco, Inc. filed a petition for bankruptcy in December 2002. Ms. Cuneo has served as a director of the Company since 1995.

Charles R. Eitel, Age 55
Mr. Eitel has served as Chairman and Chief Executive Officer of The Simmons Company, an Atlanta based manufacturer of mattresses, since 2000. From February 1997 through January 2000, Mr. Eitel was the President and Chief Operating Officer of Interface, Inc. He currently serves on the board of directors of The Simmons Company and American Fidelity Assurance. He has served as a director of the Company since 1999.
R. Glenn Hubbard, Ph.D., Age 46
Dr. Hubbard has served as the Dean of Columbia University, Graduate School of Business since 2004. A Columbia faculty member since 1988, he is also the Russell L. Carson Professor of Finance and Economics. Dr. Hubbard is a member of the Panel of Economic Advisers for the Congressional Budget Office, and is a visiting scholar and Director of the Tax Policy Program for the American Enterprise Institute. Dr. Hubbard also serves as a director for ADP, Inc.; Dex Media; KKR Financial Corporation; BlackRock Closed-End Funds; and Ripplewood Holdings. In addition, Dr. Hubbard was Chairman of the President’s Council of Economic Advisers from 2001 to 2003.
Martin C. Jischke, Ph.D., Age 63
Dr. Jischke has been President of Purdue University since 2000. From 1991 to 2000, Dr. Jischke served as President of Iowa State University. Dr. Jischke also served as chancellor of the University of Missouri-Rolla from 1986 to 1991. He serves as a director of Kerr-McGee Corporation, an energy and inorganic chemical company, and Wabash National Corporation, one of the leading manufacturers of truck trailers and composite trailers.
L. Ben Lytle, Age 58
Mr. Lytle currently serves as the Chairman and CEO of AXIA Health Management, LLC, a provider of population health management services. Mr. Lytle is Chairman Emeritus, a member of the Board of Directors and Presiding Director of Executive Sessions of the Board of Wellpoint Inc. (formerly known as Anthem, Inc.), a national insurance and financial services firm. From October 1999 to May 2003, Mr. Lytle served as a non-executive Chairman of the Board. Prior to October 1999 and since 1997, Mr. Lytle was the Chairman, President and Chief Executive Officer of Anthem, Inc. From 1989 through 1997, he was the President and Chief Executive Officer of Anthem, Inc. Mr. Lytle has served as a director of the Company since 1996 and is a director of Anthem, Inc., Monaco Coach Corporation and USI, Inc. He is an Executive-in-Residence at the University of Arizona School of Business, Adjunct Fellow and member of the Board of Trustees of the American Enterprise Institute and Senior Fellow and member of the Board of Trustees of the Hudson Institute. Mr. Lytle is the chair of the Company’s Corporate Governance Committee and also serves as the Company’s Lead Director.
William O. McCoy, Age 71
Mr. McCoy has been a partner of Franklin Street Partners, an investment management firm in Chapel Hill, North Carolina since 1997. From April 1999 to August 2000, Mr. McCoy served as Interim Chancellor of the University of North Carolina at Chapel Hill. Mr. McCoy was Vice President — Finance for the University of North Carolina from February 1995 to November 1998. He retired as Vice Chairman of Bell South Corporation in December 1994. He has served as a director of the Company since 1999. Mr. McCoy also serves on the board of directors of Progress Energy, Inc., Fidelity Investments, Liberty Corporation and North Carolina Capital Management Trust. The Board of Directors has determined that Mr. McCoy, who serves on the Company’s Audit Committee, qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.
John W. Nelley, Jr., Age 56
Mr. Nelley has served as a Managing Director of the Company with responsibilities for the Company’s office and industrial activities in Nashville, Tennessee since 1999 and served in that same capacity for Weeks Corporation from 1996 to 1999. He has served as a director of the Company since 1999. Mr. Nelley serves as the General Partner of NWI Warehouse Group L.P., the real estate assets of which were transferred to Weeks Corporation in 1996.
Dennis D. Oklak, Age 51
Mr. Oklak was appointed President and Chief Executive Officer of the Company in April 2004. From December 1986 through April 2004, Mr. Oklak held various positions within the Company, including President and Chief Operating Officer and Executive Vice President and Chief Administrative Officer. He is a director of Monaco Coach Corporation, a recreational vehicle manufacturer and serves on the board of governors of the National Association of Real Estate Investment Trusts.
Jack R. Shaw, Age 62
Since August 2002, Mr. Shaw has been the Vice President and Treasurer of the Regenstrief Foundation. From 1986 to June 2002, Mr. Shaw served as managing partner of the Indianapolis office of Ernst & Young. He has served as a director of the Company since 2003. Mr. Shaw serves or has served on the board of directors of many community organizations including the Arts Council of Indianapolis, the Indianapolis Chamber of Commerce, the Indianapolis Convention and Visitors Association, the Children’s Museum of Indianapolis, United Way of Central Indiana, and the Central Indiana Corporate Partnership. In addition, Mr. Shaw serves on the Dean’s Advisory Council of the Indiana University Kelley School of Business. The Board of Directors has determined that Mr. Shaw, who serves as chairman of the Company’s Audit Committee, qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.
Robert J. Woodward, Jr., Age 63
Mr. Woodward has served as a director of the Company since 2002. From 1995 to 2002 he was Executive Vice President — Chief Investment Officer of Nationwide, which is one of the largest insurance and financial service organizations in the world. Mr. Woodward currently serves as Chairman of the Board of The Palmer-Donavin Manufacturing Company, a regional building materials distribution company based in Columbus, Ohio. He has held this position since 1997. Mr. Woodward also serves on the Pension Management and Investment Council of Battelle Memorial Institute and as a member of the board of directors of ProCentury Corporation, a publicly bonded insurance holding company
Lead Director
      Mr. Lytle serves as the lead director of the Company’s Board of Directors. In that capacity, among other things, Mr. Lytle chairs the Company’s Corporate Governance Committee and presides over executive sessions of the Company’s independent Directors, which are held at least quarterly, and communicates to the Chief Executive Officer the results of such sessions. Accordingly, in establishing the position of lead director, the Company ensures that the Board of Directors has an appropriate balance between the powers of the Chief Executive Officer and those of the independent directors.
Independent Directors
      Under the Company’s articles of incorporation, at least a majority of the directors must consist of persons who are “unaffiliated directors,” which means only those persons who are not officers or employees of the Company or any of its affiliates. Commencing with the Annual Meeting, this requirement will increase to 75%. Because none of Mr. Branch, Mr. Button, Mr. Cavanaugh, Ms. Cuneo, Mr. Eitel, Dr. Hubbard, Dr. Jischke, Mr. Lytle, Mr. McCoy, Mr. Shaw nor Mr. Woodward is currently an officer or employee of the Company or any of its affiliates, over 75% of the Company’s current Board consists of unaffiliated directors.
      In addition, under the enhanced corporate governance listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Executive Compensation Committee and Corporate Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In January 2005, the Board of Directors undertook a review of director independence. During this review, the Board considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards. Based on the review, the Board of Directors has determined that all of the directors, except Messrs. Oklak and Nelley, are independent under the listing standards of the NYSE.
Director Retirement Policy
      The Board of Directors has established a policy requiring a director to retire from the Board no later than the date of the Annual Meeting following such director’s 72nd birthday.
BOARD COMMITTEES
      The Board of Directors has four standing committees, with each committee described below. The members of each committee are also listed below. The members of each of the committees are comprised solely of independent directors.
Audit Committee
      The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices, the quality and integrity of the financial reports and other operating controls of the Company. The Audit Committee also is responsible for the selection of the independent auditors and oversees the auditors’ activities. In addition, the committee supervises and assesses the performance of the Company’s internal auditing department.
      Each member of the Audit Committee satisfies the enhanced independence requirements for audit committee members as defined in the listing standards of the NYSE. The Audit Committee operates under a written charter which is available on the Investor Information/ Corporate Governance section of the Company’s website at www.dukerealty.com. For information regarding procedures established by the Audit Committee for the submission of complaints or concerns about the Company’s accounting, internal accounting controls or auditing matters, you may also visit the Investor Information/ Corporate Governance section of the Company’s website at www.dukerealty.com.
      The Board of Directors has determined that Messrs. Jack Shaw and William O. McCoy are “audit committee financial experts” as defined under the applicable rules of the SEC.
Corporate Governance Committee
      The purpose of the Corporate Governance Committee is to make recommendations to the Board of Directors regarding corporate governance policies and practices, recommend criteria for membership on the Board of Directors, nominate members to the Board of Directors and make recommendations to the Board of Directors concerning the members, size and responsibilities of each of the committees.
      In determining appropriate candidates to nominate to the Board of Directors, the Corporate Governance Committee generally weighs the age, expertise, business experience, character and other board memberships of the candidate. The Board of Directors requires that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined under the rules of the SEC. The Corporate Governance Committee may employ a search firm to be used to identify director candidates. In nominating members to the Board of Directors, the Corporate Governance Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the committee. The Company’s by-laws state that the committee must consider such nominees so long as the recommendation is submitted to the Company’s Secretary at least one hundred twenty (120) calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. However, the Corporate Governance Committee may, in its sole discretion, reject any such recommendation for any reason.
      The Corporate Governance Committee operates under a written charter, which is available on the Investor Information/Corporate Governance section of the Company’s website at www.dukerealty.com.
Executive Compensation Committee
      The Executive Compensation Committee reviews and approves the compensation of the Chief Executive Officer and the Company’s compensation strategies, programs, plans and policies. It also oversees the administration of all Company officer and employee benefit plans. In addition, the committee reviews and determines the individual elements of compensation for the executive officers of the Company. The Executive Compensation Committee operates under a written charter, which is available on the Investor Information/ Corporate Governance section of the Company’s website at www.dukerealty.com.
Finance Committee
      The Finance Committee reviews the current and long-term capital raising strategies and policies of the Company, including significant borrowings, the issuance and redemption of preferred and common stock, the establishment and payment of dividends and other significant financial transactions. The committee also reviews and authorizes property developments, property acquisitions, property dispositions and lease transactions exceeding certain threshold amounts established by the Board. The Finance Committee operates under a written charter, which is available on the Investor Information/Corporate Governance section of the Company’s website at www.dukerealty.com.
2004 BOARD COMMITTEE MEMBERSHIP AND MEETINGS
      The table below provides current membership and meeting information for each of the Board committees during 2004.

	Board	Audit	Compensation	Finance	Governance

Mr. Branch	Member		Member	Member
Mr. Button	Member	Member		Member
Mr. Cavanaugh	Member		Member		Member
Ms. Cuneo	Member		Member		Member
Mr. Eitel	Member		Chair	Member
Mr. Hefner	Chair
Dr. Hubbard	Member
Dr. Jischke	Member		Member	Member
Mr. Lytle	Lead Director		Member		Chair
Mr. McCoy	Member	Member			Member
Mr. Nelley	Member
Mr. Oklak	Member
Mr. Rogers	Member	Member			Member
Mr. Shaw	Member	Chair		Member
Mr. Woodward	Member	Member		Chair
Number of 2004 Meetings	4	8	5	6	5
      The independent directors met separately in executive sessions four times in 2004, in addition to the committee meetings noted above. As Lead Director, Mr. Lytle presided over each of these sessions.

Communications from Shareholders
      As required by the listing standards established by the New York Stock Exchange, the Company provides a procedure for the Board of Directors to accept communications from shareholders of the Company that are reasonably related to protecting or promoting legitimate shareholder interests. Such procedure can be found on the Investor Information/ Corporate Governance section of the Company’s website (www.dukerealty.com). The Company believes that providing a method for interested parties to communicate with the independent directors of the Board of Directors and/or the entire Board of Directors provides a more confidential, candid and efficient method of relaying any interested parties’ concerns or comments. Such communications should be directed to the independent directors by writing to: Independent Directors, c/o Secretary, Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240. Communications should be directed to the entire Board of Directors by writing to: Board of Directors, c/o Secretary, Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240.
Attendance at Annual Meeting
      In 2004, all directors attended at least 75% of the meetings of the Board of Directors, including meetings of the committees of which they were members. The Company encourages all of its directors to attend the Annual Meeting and, in 2004, all directors attended such meeting.
Compensation of Directors
      The Company does not pay directors who are also employees of the Company additional pay for their services as directors. The non-employee directors currently are entitled to receive the following compensation:

•	400 shares of Company common stock per quarter;

•	$3,500 for attendance at each meeting of the Board of Directors;

•	$500 for participation in each telephonic meeting of the Board or its committees;

•	a $7,500 annual retainer for the chairman of the Audit Committee and $6,500 for all other committee chairs; and

•	a $2,000 annual retainer for the Lead Director.
      The directors are also reimbursed for expenses of attending Board and Committee meetings.
      Each non-employee director also receives 2,500 stock options and dividend increase units per year pursuant to the Company’s 1999 Director’s Stock Option and Dividend Increase Unit Plan. These awards currently have the following terms:

•	The grant date is the date of the first Executive Compensation Committee meeting for any calendar year.

•	These awards vest ratably over a five-year period and generally expire 10 years after the date of grant.

•	The exercise price of the options is the closing price of the Company’s common stock on the date of grant.

•	The value of a dividend increase unit on the date of exercise is equal to the increase in the Company’s annualized dividend per share of common stock from the date of grant to the date of exercise divided by the “Dividend Yield.” The Dividend Yield is defined as the annualized dividend per share of common stock divided by the market value of one share of common stock on the date of grant.
      Newly appointed non-employee directors are also entitled to a one-time grant of 5,000 stock options and dividend increase units. If the shareholders approve the 2005 Long-Term Incentive Plan, as described in Proposal Two, the Company will not grant additional stock options or dividend increase units to directors under the 1999 Director’s Stock Option and Dividend Increase Unit Plan, but may grant awards to directors in other forms, including, but not limited to, restricted stock.

      Non-employee directors may elect to receive all or a portion of their board attendance fees in shares of the Company’s common stock pursuant to the Company’s Directors’ Stock Payment Plan rather than in cash. The number of shares any such non-employee director receives is equal to the attendance fee otherwise payable divided by the closing price of the common stock as reported on the NYSE on the date the fee was earned.
      Non-employee directors may also elect to defer the receipt of all or a portion of their annual cash and stock director fees pursuant to the Company’s Directors’ Deferred Compensation Plan. The deferred fees and earnings thereon are to be paid to the directors after they cease to be members of the Board. Deferred fees that are otherwise payable in Company common stock must be invested in a “deferred stock account.” Annual cash fees may be deferred in either a deferred stock account or an “interest account.”

•	Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred compensation in Company common stock. Funds in this account are credited as hypothetical shares of Company common stock based on the market price of the stock at the time the compensation would otherwise have been paid. Dividends on these hypothetical shares are deemed to be paid and reinvested in additional hypothetical shares based upon the market price of the stock on the date the dividends are paid. Actual shares are only issued when a Director ends his or her service.

•	Interest Account. Amounts in this account earn interest at the prime rate. The rate is adjusted quarterly. The aggregate amount of interest that accrued in 2004 for the participating Director was $946.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of five directors, each of whom is independent under Securities and Exchange Commission Rule 10A-3 and the listing standards of the New York Stock Exchange. The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, which was amended in January 2004 to comply with the enhanced corporate governance rules of the New York Stock Exchange and regulations adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.
      Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee meets separately at most regular committee meetings with management, the Internal Audit Department and the Company’s independent registered public accounting firm. The Audit Committee met with management and KPMG to review and discuss the Company’s 2004 consolidated financial statements. The Audit Committee also discussed with the Company’s independent registered public accounting firm, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 Audit Committee Communications. Management and the Company’s independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) the Company’s critical accounting policies; (iv) the applicability of several new and proposed accounting releases; (v) and numerous SEC initiatives. In addition, the Audit Committee received written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the Company’s independent registered public accounting firm that firm’s independence. The Audit Committee also reviewed the amount of fees paid to KPMG for audit and non-audit services.
      Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representations of management and KPMG, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the SEC.
Audit Committee
Jack R. Shaw, Chair
Geoffrey Button
William O. McCoy
James E. Rogers
Robert J. Woodward, Jr.

FEES PAID TO INDEPENDENT ACCOUNTANTS
      The Company incurred the following fees for services rendered by KPMG LLP, the Company’s independent accountants, during 2004 and 2003:
      Audit Fees: $977,065 for 2004 and $661,163 for 2003.
      Audit-Related Fees: $35,724 for 2004 and $17,000 for 2003. These fees include employee benefit plan audits, Sarbanes-Oxley Section 404 planning and testing, and other accounting related consultation.
      Tax Fees: None for 2004 and 2003 for tax compliance and tax planning services.
      All Other Fees: None for 2004 and 2003.
Audit Committee Pre-Approval Policies
      In 2003, the Audit Committee adopted a policy, which requires the pre-approval of all fees paid to KPMG for non-audit related services. Under that policy, the committee pre-approved the following services:

•	Audits of the Company’s employee benefit plans in an amount not to exceed $20,000 per year;

•	Tax consulting services in an amount not to exceed $20,000 per year; and

•	Accounting and compensation consulting services in an amount not to exceed $10,000 per year.
      Any services in excess of the pre-approved amounts, or any services not described above, require the pre-approval of the Audit Committee chair, with a review by the Audit Committee at its next scheduled meeting.
Audit Committee Review
      The Company’s Audit Committee has reviewed the services rendered and the fees billed by KPMG LLP for the fiscal year ended December 31, 2004. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company’s financial statements were compatible with the maintenance of independence of KPMG LLP as the Company’s independent public accountants.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
      This report contains information regarding the cash and equity compensation of persons who served as the Company’s Chief Executive Officer during the last completed fiscal year and the Company’s four other most highly compensated executive officers (the “Named Executive Officers”).
Executive Compensation Philosophy
      The Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors makes all decisions about reviewing and determining the compensation for the Company’s Chief Executive Officer. The Compensation Committee also has authority to review and approve the compensation for the Company’s executive officers, other than the Chief Executive Officer. The primary objectives of the Compensation Committee in determining total compensation of the Company’s executive officers are (i) to enable the Company to attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities, and (ii) to align shareholder interests and executive rewards by providing substantial incentive opportunities to be earned by the executives if they meet pay-for-performance standards designed to increase long-term shareholder value. In order to accomplish these objectives, the Compensation Committee established an executive compensation program that provides for the following:

•	annual base salaries at or near the market median;

•	annual incentive opportunities that reward the executives for achieving or surpassing performance goals which represent norms of excellence for the real estate industry; and

•	long-term incentive opportunities that are directly related to increasing shareholder value.
      The Compensation Committee reviews compensation levels for the executive officers of the Company near the beginning of each calendar year. In determining compensation for a specific executive, the Compensation Committee considers many factors, including the nature of the executive’s job, the executive’s job performance, the compensation levels of competitive jobs, and the financial performance of the Company. For executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee also considers competitive market data compiled from independent sources. From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Compensation Committee relative to executive compensation matters. This year, the Compensation Committee engaged Frederic W. Cook & Company for assistance in performing a comprehensive review of executive compensation programs at the Company.
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limitation on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly paid executive officers of publicly held companies. Certain performance based compensation plans are excluded from this limitation provided the shareholders approve the plan and certain other requirements are met. While the Committee considers the deduction limitation in designing compensation plans and making awards under those plans, the Committee also considers many other factors. The Company did not pay any compensation in 2004 that was not deductible under Section 162 (m) of the Code, and does not believe that any future nondeductible compensation that is paid will have a material impact on the Company.
Base Salaries and Annual Cash Incentives
      The base salaries for the Company’s executive officers, including the Named Executive Officers, are established after a review by the Compensation Committee of the salaries paid to executive officers of a comparison group of other publicly traded REITs, as well as a comparison group of other public, general industry companies. Other factors considered include the individual’s experience, performance and level of responsibility.

      The Compensation Committee establishes an annual cash incentive target at the beginning of each year for each Named Executive Officer. The actual amount paid to an executive is based upon the Compensation Committee’s assessment of (i) the Company’s overall performance versus goals established by the Compensation Committee, and (ii) each executive’s individual performance, with a higher emphasis on overall Company performance for the most senior executives. The overall Company performance factor is based upon a three-tier measurement system consisting of funds from operations (“FFO”) growth per share of common stock, return on shareholders’ equity and return on real estate investments.
Long-Term Incentive Opportunities
      The amount of long-term incentives awarded to the Company’s executive officers, including the Named Executive Officers, on an annual basis is determined at the discretion of the Compensation Committee but is based upon the participant’s level of responsibility within the Company. Through the end of 2004, the long-term incentive opportunities consisted of stock options (“Options”), dividend increase units (“DIUs”), shareholder value plan grants and performance share plan grants. The Compensation Committee expects that future long-term incentive awards will consist of Options, restricted stock units and shareholder value plan grants if the shareholders approve the 2005 Long-Term Incentive Plan as described in Proposal Two of this proxy statement.
Stock Option and Dividend Increase Unit Plans
      The objectives of the Option and DIU plans are to provide executive officers with long-term incentive opportunities aligned with the shareholder benefits of an increased common stock value and increased annual dividends. The number of Options and DIUs issued to each executive is determined annually by the Compensation Committee, with one DIU granted for each Option that is granted. The Options and DIUs are for terms of no more than ten years. With certain limited exceptions, awards made under the Option and DIU plans vest 20% per year over a five-year period. The exercise price of the Options may not be less than the fair market value of the Company’s common stock on the date of grant. The value of each DIU at the date of exercise is equal to the increase in the Company’s annualized dividend per share of common stock from the date of grant to the date of exercise divided by the “Dividend Yield.” The Dividend Yield is defined as the annualized dividend per share of common stock divided by the market value of one share of common stock on the date of grant. DIU value is payable in cash upon exercise.
Shareholder Value Plan
      The objective of the shareholder value plan is to provide executive officers with long-term incentive opportunities directly related to providing total shareholder return in excess of the median of independent market indices. The Compensation Committee determines the annual shareholder value plan award for each executive officer. The award vests entirely three years after the date of grant and the amount paid is based upon the Company’s total shareholder return for such three-year period as compared to independent market indices. The independent market indices used for comparison are the S&P 500 Index and the Equity REIT Total Return Index published by the National Association of Real Estate Investment Trusts (“NAREIT”). The amount of the award payable may range from a low of zero, if both of the rankings of the Company return are less than the 50th percentile of both of the indices, to a high of 300% of the award if the rankings of the Company return are in the 90th percentile or higher of both of the indices, with 100% of the award being payable at the 60th percentile. Shareholder value plan awards are payable in cash.
Performance Share Plan
      Unlike awards under other Company plans, awards under this plan are made from time to time and not on an annual basis. Awards are made in the form of “performance shares,” with each performance share representing the economic equivalent of one share of common stock. Awards are granted at the discretion of the Compensation Committee after considering the participant’s position and level of responsibilities within the Company and the overall compensation of the executive relative to competitive overall compensation levels for such position. Vesting of the awards is based upon the Company’s attainment of certain predefined levels of earnings growth. At the beginning of each calendar year, the Compensation Committee sets a targeted earnings growth percentage for the year. The amount vested for a particular year is based upon a comparison of the actual earnings growth of the Company to the targeted earnings growth percentage. The value of vested performance shares is paid in cash upon termination of employment.
Compensation of the Chief Executive Officer
Dennis D. Oklak
      The compensation awarded to Mr. Oklak in 2004 consisted of the same elements as the other Named Executive Officers, including an annual base salary, an annual cash incentive award and grants under the Company’s long-term incentive plans.
Base Salary
      Mr. Oklak was appointed President and Chief Executive Officer of the Company in April 2004. Upon appointment, his initial base salary was at $500,000 on an annualized basis for 2004. The Compensation Committee determined Mr. Oklak’s salary after considering his performance level and experience with the Company, and after reviewing a survey of compensation paid to chief executive officers of comparable equity-based REITs and other general publicly traded companies.
Annual Cash Incentive
      Mr. Oklak is generally eligible to receive an annual cash incentive bonus determined by the Compensation Committee. At the beginning of each calendar year, the Compensation Committee establishes a target amount of the award. The amount actually earned is based upon the attainment of certain corporate performance measurements as compared to predetermined targets. These performance measurements include FFO growth per share of common stock, return on shareholders’ equity and return on real estate investments. For 2004, the Company’s FFO per share of common stock was $2.47, its return on shareholders’ equity was 12.23% and its return on real estate investments was 9.06%. Based upon these results versus the predetermined targets, the Compensation Committee determined that Mr. Oklak earned an annual cash incentive award of $425,000 for 2004.
Long-Term Incentive Opportunity Awards
      Mr. Oklak is eligible for Option and DIU grants with a value on the date of grant equal to a percentage of his annual base salary. In February 2004, Mr. Oklak received the following awards:

•	Options to purchase 26,729 shares of common stock at an exercise price of $32.51 per share;

•	26,729 DIUs with a Dividend Yield of 5.66%; and

•	a target amount of $126,000 under the Shareholder Value Plan, subject to vesting as described above under “Long-Term Incentive Opportunities — Shareholder Value Plan.”
      Mr. Oklak received a performance share plan grant with a value of $450,000 in 2004. The award contains annual variable vesting provisions, with the amount vested based upon a comparison of actual FFO growth per share of common stock to a target established annually by the Compensation Committee. The annual vesting percentages range from 0% to 30%. The FFO growth target established by the Compensation Committee for the 2004 performance period was $2.48 per share of common stock, with a threshold for vesting under this plan of $2.43 per share of common stock. For 2004, the Company’s FFO per share of common stock was $2.47. Based upon the Company’s actual performance, the targets set by the Compensation Committee and the formulas contained in the plan, 18% of Mr. Oklak’s 2004 award vested on January 1, 2005.
      In February 2004, Mr. Oklak received a payment of $115,785 pursuant to a grant under the shareholder value plan made in 2001. In February 2005, Mr. Oklak received a payment of $113,887 pursuant to a grant under the shareholder value plan made in 2002. The payout percentages of these awards as determined by formulas contained in the shareholder value plan were 126.31% and 124.24% for the grants made in 2001 and

2002, respectively, during which time Mr. Oklak served as the Company’s Executive Vice President and Chief Operating Officer.
Thomas L. Hefner
      The compensation awarded to Mr. Hefner in 2004 consisted of the same elements as the other Named Executive Officers, including an annual base salary, an annual cash incentive award and grants under the Company’s long-term incentive plans.
Base Salary
      Mr. Hefner served as Chief Executive Officer through April 30, 2004. Mr. Hefner’s total base salary earned in 2004 was $257,692. The Compensation Committee determined Mr. Hefner’s salary while he served as Chief Executive Officer after considering his performance level and experience with the Company, and after reviewing a survey of compensation paid to chief executive officers of comparable equity based REITs.

Annual Cash Incentive
      Mr. Hefner is generally eligible to receive an annual cash incentive bonus determined by the Compensation Committee. At the beginning of each calendar year, the Committee establishes a target amount of the award. The amount actually earned is based upon the attainment of certain corporate performance measurements as compared to predetermined targets. These performance measurements include FFO growth per share of common stock, return on shareholders’ equity and return on real estate investments. At his request, Mr. Hefner did not receive an annual cash incentive award for 2004 and recommended that the Compensation Committee instead approve the payment of equivalent amounts to a trust to be exclusively used to provide additional benefit programs to employees of the Company.

Long-Term Incentive Opportunity Awards
      Mr. Hefner is eligible for Option and DIU grants with a value on the date of grant equal to a percentage of his annual base salary. In February 2004, Mr. Hefner received the following awards:

•	Options to purchase 36,682 shares of common stock at an exercise price of $32.51 per share;

•	36,682 DIUs with a Dividend Yield of 5.66%; and

•	a target amount of $172,917 under the Shareholder Value Plan, subject to vesting as described above under “Long-Term Incentive Opportunities — Shareholder Value Plan.”
      In February 2004, Mr. Hefner received a payment of $126,310 pursuant to a grant under the shareholder value plan made in 2001. In February 2005, Mr. Hefner received a payment of $91,109 pursuant to a grant under the shareholder value plan made in 2002. The payout percentages of these awards as determined by formulas contained in that plan were 126.31% and 124.24% for the grants made in 2001 and 2002, respectively.
Compensation Committee
Charles R. Eitel, Chair
Barrington H. Branch
William Cavanaugh III
Ngaire E. Cuneo
Martin C. Jischke
L. Ben Lytle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      As noted above, the Executive Compensation Committee is comprised of six independent directors: Messrs. Branch, Cavanaugh, Cuneo, Eitel, Jischke, and Lytle. No member of the Executive Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.
STOCK PURCHASE PLANS
      Under two stock purchase plans sponsored by the Company, directors and senior managers were entitled to purchase shares of the Company’s common stock using the proceeds of loans that were guaranteed by the Company. Shares of the Company’s common stock were purchased under these stock purchase plans in 1998 and 1999. The 1999 stock purchase plan program was concluded with full repayment of the loans in 2004.
      The Named Executive Officers and directors that participated in the plans borrowed the entire purchase price of the shares from a bank and are personally obligated to repay the loans. The Company unconditionally guaranteed the payment and performance obligations of the officers and directors to the bank. However, each participant is personally liable to the Company for any payments made under the guarantee as a result of any default by a participant on his loan. As of February 15, 2005, Mr. Matthew A. Cohoat holds a loan guaranteed by the Company in the amount of $450,000. This loan held by Mr. Cohoat relates to the 1998 stock purchase plan and existed prior to the enactment of the Sarbanes-Oxley Act of 2002. No other Named Executive Officers have outstanding loans under stock purchase plans.
      The Company shares purchased with the loan proceeds contain restrictive legends that may not be removed unless the loans are repaid. As of February  15, 2005, 72,603 shares of the Company’s common stock with a market value of $2,350,885 were available to pay the $1,570,000 of loans guaranteed by the Company.
EMPLOYMENT AND SEVERANCE AGREEMENTS
      The Duke Realty Severance Pay Plan (the “Severance Plan”) provides for the payment of severance amounts to certain key officers of the Company if, within one year following a change in control of the Company, the officer’s employment with the Company is terminated by the Company other than “for cause” or if an officer voluntarily terminates his or her employment because of a reduction in the officer’s pay or his forced relocation. A “Level One” participant will receive two times the sum of the compensation awarded to such terminated participant for the calendar year preceding the date of termination and a “Level Two” participant will receive an amount equal to his prior year compensation. All of the Named Executive Officers, other than Mr. Hefner, participate in the Severance Plan, and the Executive Compensation Committee has designated each of these participants as eligible for Level One benefits. Because Mr. Hefner no longer serves as an executive officer of the Company, he is no longer entitled to any benefits under the Severance Plan.
      In 1999, Weeks Corporation (“Weeks”) was merged with and into the Company (the “Merger”). Prior to the Merger, Weeks entered into change of control agreements with certain of its officers. The Company assumed the obligations of Weeks under these agreements on the effective date of the Merger. Under one of these agreements, John W. Nelley, Jr., a director and officer of the Company, is entitled to receive severance payments based upon a multiple of his current compensation, plus immediate vesting of his stock options, if (a) his employment is terminated without cause within two years following a change of control of the Company, or (b) his employment is terminated for any reason within one year following a change of control.

PERFORMANCE GRAPH
      The following graph compares, over the five years ending December 31, 2004, the cumulative total shareholder return on the Company’s common stock with the cumulative total return of the S&P 500 Index and the cumulative total return of the NAREIT Equity REIT Total Return Index.
Comparison of Five-year Cumulative Total Return
Company Common Stock, S&P 500 Index
and NAREIT Equity REIT Total Return Index *

	Fiscal Years Ended December 31,

	1999	2000	2001	2002	2003	2004

The Company	100.00	136.20	144.71	162.42	211.04	245.60
NAREIT Index	100.00	126.37	143.97	149.47	204.98	269.70
S&P 500 Index	100.00	90.90	80.09	62.39	80.29	89.03

*	Assumes that the value of the investment in shares of the Company’s common stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.

EXECUTIVE COMPENSATION
      The compensation of those individuals who served as Chief Executive Officer during the last completed fiscal year, and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) at December 31, 2004, the most recent fiscal year end, is shown below.
Summary Compensation Table
      The following table sets forth the compensation awarded, earned by, or paid to the Named Executive Officers of the Company during the last three fiscal years.

										Long-Term
										Compensation
						Long-Term Compensation Awards				Payouts

						(4)		(7)		(5)
		Annual Compensation				Shareholder		Performance	Securities	Shareholder	(6)
Name and						Value Plan		Share Plan	Underlying	Value Plan	All Other
Principal Position	Year	Salary	Bonus	Other		Awards		Awards	Options(#)	Payments	Compensation

Dennis D. Oklak	2004	$519,231	$425,000	$0		$126,000		$450,000	26,729	$115,785	$6,666
President and Chief	2003	315,000	285,000	0		126,000		0	34,184	178,016	6,192
Executive Officer	2002	259,559	125,000	0		91,667		0	27,074	56,437	6,430
Robert M. Chapman	2004	$311,538	$260,000	$8,929	(2)	$100,000		$400,000	21,214	$126,310	$6,666
Senior Executive Vice	2003	264,308	270,000	18,825	(2)	86,667		0	23,513	178,016	6,192
President, Real Estate	2002	220,000	140,000	19,599	(2)	91,667		0	27,074	70,546	6,430
Operations
Matthew A. Cohoat	2004	$270,000	$220,000	$0		$33,333		$350,000	7,071	$34,104	$6,666
Executive Vice President	2003	156,000	100,000	0		20,000		0	5,426	32,043	6,523
and Chief Financial	2002	150,000	60,000	0		20,000		0	5,907	11,287	5,817
Officer
James B. Connor	2004	$249,231	$220,000	$0		$80,000		$200,000	16,971	$52,630	$6,666
Regional Executive Vice	2003	201,538	175,000	0		43,333		0	11,757	89,009	6,523
President, Chicago Region	2002	150,962	135,000	0		46,667		0	13,783	33,862	6,192
Robert D. Fessler	2004	$259,615	$210,000	$167,423	(3		) $83,334	$200,000	17,678	$63,155	$6,666
Regional Executive Vice	2003	228,308	200,000	360,569	(3)	45,500		0	22,344	121,052	6,523
President, Atlanta Region	2002	152,308	160,000	0		50,000		0	14,768	43,739	6,192
Thomas L. Hefner(1)	2004	$257,692	$0	$0		$172,917		$0	36,682	$126,310	$4,607
Chairman of the Board	2003	415,000	200,000	5,000	(2)	172,917		0	46,913	195,819	16,192
	2002	360,000	0	0		73,333		0	21,659	70,546	5,830

(1)	Mr. Hefner served as Chief Executive Officer through April 30, 2004. At his request, Mr. Hefner did not receive an annual cash incentive award for 2004 and recommended that the Compensation Committee instead approve the payment of equivalent amounts to a trust to be exclusively used to provide additional benefit programs to employees of the Company.

(2)	Represents tax reimbursements.

(3)	Represents relocation related compensation payments of $132,920 and $317,535 in 2004 and 2003, and relocation payment related tax reimbursements of $34,503 and $43,034 in 2004 and 2003.

(4)	Represents awards made under the Company’s shareholder value plan that are payable three years following the date of grant. See a description of this plan under the heading above entitled “Report of the Executive Compensation Committee — Long-Term Incentive Plan Opportunities.”

(5)	Represents payments made under the Company’s shareholder value plan.

(6)	Represents Company match and profit sharing contributions to the Company’s 401(k) and profit sharing plan. Includes a reimbursement of $10,000 to Mr. Hefner in 2003 for fees incurred from the early repayment of loans described under “Stock Purchase Plans.”

(7)	Under the performance share plan, awards are made in the form of performance units, each of which is equivalent to one share of common stock. The awards have variable vesting provisions over five-year terms that are based on the achievement of certain FFO growth targets for the Company. Awards are not paid until retirement or termination of employment. Dividends are paid on the awards in cash or additional performance units, at the election of the participant.

      As of December 31, 2004, the number of vested and unvested performance shares for the Named Executive Officers were as follows:

			$ Value	$ Value
	# Vested	# Unvested	Vested	Unvested

Mr. Oklak	7,579	16,913	$258,738	$577,397
Mr. Chapman	5,544	15,813	189,263	539,859
Mr. Cohoat	611	10,766	20,846	367,551
Mr. Connor	349	6,152	11,912	210,029
Mr. Fessler	349	6,152	11,912	210,029
Mr. Hefner	7,764	3,509	265,056	119,801
Stock Option Grants in 2004
      The following table contains information concerning stock option grants made to each of the Named Executive Officers during 2004 under the Company’s 1995 Stock Option Plan:

	Individual Grants

	Number of
	Securities	% of Total
	Underlying	Options	Exercise		Grant Date
	Options	Granted to	Price Per	Expiration	Present
Name	Granted(1)	Employees	Share	Date	Value(2)

Dennis D. Oklak	26,729	5.61%	$32.51	1/28/14	$75,985
Robert M. Chapman	21,214	4.45%	$32.51	1/28/14	$60,307
Matthew A. Cohoat	7,071	1.48%	$32.51	1/28/14	$20,101
James B. Connor	16,971	3.56%	$32.51	1/28/14	$48,245
Robert D. Fessler	17,678	3.71%	$32.51	1/28/14	$50,255
Thomas L. Hefner	36,682	7.70%	$32.51	1/28/14	$104,280

(1)	With the exception of options that qualify as incentive stock options under Section 422 of the Code, the options may be transferred to immediate family members or entities beneficially owned by such family members.

(2)	These values were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: expected volatility of 20.0%, risk-free interest rate of 3.56%, dividend yield of 6.5%, and expected life of the options of six years. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

Aggregated Option Exercises and Year-End Option Values
      The following table contains information concerning option exercises and option holdings by each of the Named Executive Officers for 2004:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at 12/31/04		at 12/31/04(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis D. Oklak	22,096	$410,992	89,998	86,189	$1,002,119	$631,287
Robert M. Chapman	0	0	142,589	73,057	1,623,479	556,282
Matthew A. Cohoat	8,987	132,898	12,062	18,969	134,471	129,526
James B. Connor	0	0	43,225	42,118	486,787	281,657
Robert D. Fessler	9,462	136,498	63,962	53,842	703,789	355,636
Thomas L. Hefner	5,220	69,376	111,571	104,570	1,262,719	717,793

(1)	Based upon the per share closing price of the Company’s common stock on December 31, 2004 of $34.14, less the exercise price per share.
Long-Term Incentive Plan Awards
      The following table sets forth awards made to the Named Executive Officers in 2004 under the Company’s dividend increase unit plan and shareholder value plan:

				Estimated Future Payouts Under
		Number of	Performance	Non-Stock Priced-Based-Plans
	Date of	Shares, DIUs,	Period Until
Name	Grant	or Other Rights	Payout	Threshold	Target	Maximum

Dennis D. Oklak
Dividend Increase Unit Plan(1)	1/28/04	26,729 DIUs	N/A	N/A	N/A	N/A
Shareholder Value Plan(2)	1/1/04	N/A	3 Years	$0	$126,000	$378,000
Robert M. Chapman
Dividend Increase Unit Plan(1)	1/28/04	21,214 DIUs	N/A	N/A	N/A	N/A
Shareholder Value Plan(2)	1/1/04	N/A	3 Years	$0	$100,000	$300,000
Matthew A. Cohoat
Dividend Increase Unit Plan(1)	1/28/04	7,071 DIUs	N/A	N/A	N/A	N/A
Shareholder Value Plan(2)	1/1/04	N/A	3 Years	$0	$33,333	$100,000
James B. Connor
Dividend Increase Unit Plan(1)	1/28/04	16,971 DIUs	N/A	N/A	N/A	N/A
Shareholder Value Plan(2)	1/1/04	N/A	3 Years	$0	$80,000	$240,000
Robert D. Fessler
Dividend Increase Unit Plan(1)	1/28/04	17,678 DIUs	N/A	N/A	N/A	N/A
Shareholder Value Plan(2)	1/1/04	N/A	3 Years	$0	$83,334	$250,000
Thomas L. Hefner
Dividend Increase Unit Plan(1)	1/28/04	36,682 DIUs	N/A	N/A	N/A	N/A
Shareholder Value Plan(2)	1/1/04	N/A	3 Years	$0	$172,917	$518,751

(1)	Under the Company’s dividend increase unit plan, DIUs are granted to key employees. DIUs vest over a five-year period at 20% per year. The value of each DIU at the date of exercise is determined by calculating the Dividend Yield at the date the DIU is granted and dividing the increase in the Company’s annualized dividend from the date of grant to the date of exercise by such Dividend Yield. DIUs not exercised within 10 years of the date of grant are forfeited. Distribution of a participant’s benefits under the plan will be made in cash. The “in-the-money” value of vested DIUs at December 31, 2004 for these executives was $490,235 for Mr. Oklak, $968,963 for Mr. Chapman, $111,835 for Mr. Cohoat, $232,466 for Mr. Connor, $556,344 for Mr. Fessler, and $815,352 for Mr. Hefner.

(2)	Under the Company’s shareholder value plan, awards are granted in specified dollar amounts to selected key employees. The specified award is payable to the participant on the third anniversary of the grant of the award. The actual payments under the plan are determined based upon the Company’s cumulative total shareholder return for the three-year period beginning on the date of grant as compared to the cumulative total return for the S&P 500 Index and the NAREIT Equity REIT Total Return Index (the “Indices”) for the same period. The Company’s cumulative total shareholder return is calculated by determining the average per share closing price of the Company’s common stock for the 30 day period preceding the end of the three year period, increased by an amount that would be realized if all cash dividends paid during the three year period were reinvested in common stock of the Company, and comparing this amount to the average per share closing price of the Company’s common stock for the 30 day period preceding the date of grant. The payment of one-half of the bonus award is adjusted based upon the percentile ranking of the Company’s cumulative total shareholder return as compared to each of the Indices for the same period. The payment adjustment may range from zero percent of the amount awarded, if both of the rankings of the Company’s returns are less than the 50th percentile of both of the Indices, to 300 percent of the amount awarded if both of the rankings are in the 90th percentile or higher of both of the Indices, with 100 percent of the award being payable at the 60th percentile. Distribution of a participant’s adjusted bonus award at the end of the three-year period after the date of grant will be made in cash.
Equity Compensation Plan Information
      The following table sets forth certain information as of February 10, 2005 regarding compensation plans under which shares of the Company’s common stock may be issued.

	(A)		(B)	(C)

				Number of Securities
				Remaining Available for Future
	Number of Securities to		Weighted-average	Issuance Under Equity
	be Issued Upon Exercise		Exercise Price of	Compensation Plans (Excluding
	of Outstanding		Outstanding	Securities Reflected in
Plan Category	Options(#)		Options($)	Column (A))(#)

Equity compensation plans approved by security holders	3,824,210	(1)	$26.37	3,092,846	(2)
Equity compensation plans not approved by security holders(3)	—		N/A	290,602
Total	3,824,210		$26.37	3,383,448

(1)	Represents common stock issuable upon the exercise of outstanding options granted under the Company’s stock option plans, except for 249,150 shares of common stock issuable upon the exercise of outstanding options assumed by the Company in its acquisition of Weeks Corporation. The weighted average exercise price of outstanding options granted under the Weeks Corporation plans was $21.17. The Company cannot grant any additional options under the Weeks Corporation plans.

(2)	Includes 2,723,223 shares of common stock available for issuance under 1995 Stock Option Plan, 289,807 shares available for issuance for dividend increase units under the 1999 Director Stock Option and DIU Plan, and 79,816 shares available for issuance under the 1999 Directors’ Stock Payment Plan. These plans will be frozen as to future grants and of the 3,092,846 remaining shares authorized for issuance as of that date, 2,723,223 shares will never be issued if the shareholders approve the Duke Realty Corporation 2005 Long-Term Incentive Plan as discussed in Proposal Two to this proxy statement.

(3)	Consists of shares of common stock registered for issuance under the Company’s Employee Stock Purchase Plan, a plan amended and restated in July 2001. Pursuant to Amendment One of the Company’s Employee Stock Purchase Plan approved in October 2002, the Company now purchases all shares on the open market to satisfy its obligations under this plan.

OWNERSHIP OF COMPANY SHARES
      The following table sets forth the beneficial ownership of shares of common stock as of February 15, 2005 for each person or group known to the Company to be holding more than 5% of such common stock and for each director and Named Executive Officer and the directors and executive officers of the Company as a group. The number of shares shown represents the number of shares of common stock the person “beneficially owns,” as determined by the rules of the SEC, including the number of shares that may be issued upon redemption of units in Duke Realty Limited Partnership (“DRLP”). DRLP is controlled by the Company as its sole general partner. Holders of units in DRLP (other than Duke) may exchange them for Duke common stock on a one for one basis.

					Effective
		Shares			Economic
		Issuable			Ownership of
	Shares and	Upon			Directors
	Units	Exercise of			and
	Beneficially	Stock		Percent of	Executive
Beneficial Owner	Owned	Options	Total	Shares(1)	Officers(2)

Thomas L. Hefner(3)	1,729,125	144,465	1,873,590	1.30%	1,231,605
John W. Nelley, Jr.(4)	3,877,567	70,715	3,948,282	2.69%	972,728
Matthew A. Cohoat	68,869	18,268	87,137	*	68,869
Dennis D. Oklak	58,963	118,404	177,367	*	58,963
Geoffrey Button	56,953	15,000	71,953	*	56,953
William O. McCoy	36,813	26,820	63,633	*	36,813
Ngaire E. Cuneo	33,773	15,000	48,773	*	33,773
Robert D. Fessler	29,990	79,590	109,580	*	29,990
James E. Rogers	23,592	15,000	38,592	*	23,592
Robert M. Chapman	21,827	168,218	190,045	*	21,827
L. Ben Lytle	21,552	15,000	36,552	*	21,552
Barrington H. Branch	16,240	15,780	32,020	*	16,240
William Cavanaugh III	13,415	19,920	33,335	*	13,415
James B. Connor	7,884	56,902	64,786	*	7,884
Robert J. Woodward, Jr.	4,485	4,500	8,985	*	4,485
Charles R. Eitel	2,760	7,500	10,260	*	2,760
Jack R. Shaw	1,195	2,500	3,695	*	1,195
Martin C. Jischke	287	0	287	*	287
R. Glenn Hubbard	0	0	0	*	0
All Directors and executive officers as a group (22 persons)	6,080,286	939,771	7,020,057	4.83%	2,677,927
Stichting Pensioenfonds ABP(5)	10,223,000	—	10,223,000	7.15%	N/A
FMR Corp.(6)	9,026,927	—	9,026,927	6.32%	N/A

*	Less than 1%

(1)	These percentages are computed assuming that none of the Units or stock options held by other persons are exchanged for common stock.

(2)	Excludes the portion of any beneficial interest in common stock and Units in which the economic benefit of such common stock and Units are attributable to persons other than the reporting person and his or her family. Also excludes any beneficial interest in stock options.

(3)	Includes 531,919 shares of common stock owned by Mr. Hefner, members of his family and a family partnership controlled by Mr. Hefner, 100,000 shares of common stock owned by a private charitable foundation controlled by Mr. Hefner, 16,351 Units owned by Mr. Hefner, 579,506 Units owned by trusts controlled by Mr. Hefner and 501,349 Units owned by a corporation in which Mr. Hefner owns a 20.71% beneficial interest.

(4)	Includes 141,926 shares of common stock owned by Mr. Nelley, 13,211 shares of common stock held by trusts of which Mr. Nelley is a trustee but in which he disclaims any beneficial interest and 1,380 shares of common stock held by a partnership in which Mr. Nelley is a 34% general partner. Also includes 200,000 shares of common stock and 3,521,050 Units held by a partnership in which Mr. Nelley is a general partner and a 22.31% owner.

(5)	The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands. This information was obtained from Schedule 13G filed with the SEC.

(6)	The address of FMR is 82 Devonshire Street, Boston, MA 02109. This information was obtained from Schedule 13G filed with the SEC.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock, including derivatives of the Company’s common stock. Officers, directors and greater-than-10%-beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with during the year ended December 31, 2004, except that Mr. John Guinee filed a late Form 4 to report a purchase of preferred stock.
RELATED PARTY TRANSACTIONS
      The Company is the sole general partner of Duke Realty Services Limited Partnership (the “Services Partnership”). The Services Partnership operations are included in the consolidated financial statements of the Company. The Services Partnership was formed in 1993 to provide property management, leasing, construction management and development services to subsidiaries of the Company, to joint ventures partially owned by the Company and to third parties. To ensure that the income from these services did not cause the Company to fail to qualify as a real estate investment trust, a portion of the Services Partnership was acquired by certain officers of the Company upon its formation. Thomas L. Hefner and certain third parties collectively owned 49% of Duke Management, Inc. (“DMI”), which owned 90% of the capital interests of the Services Partnership and a profits interest in the Services Partnership that varies from 10% to 90%. The share of net income of the Services Partnership allocated to DMI in 2004 was $957,378.
      In 1993, the Company was granted an option to acquire DMI’s interest in the Services Partnership in exchange for 833,334 units in DRLP. During 2004, it was determined that the Company could acquire DMI’s interest in the Services Partnership without adversely affecting the Company’s qualification as a real estate investment trust. The unaffiliated members of the Board of Directors determined that it was in the best interests of the Company to acquire such interest. Management then recommended to the unaffiliated members of the Board of Directors that DMI’s interest could be acquired at a favorable price, which was less than the stated option price. The unaffiliated members of the Board of Directors engaged an independent, third-party valuation expert to provide an opinion as to the fairness of the acquisition price. The independent valuation report and the terms of the Contribution Agreement and the Merger Agreement were also reviewed and approved by the Company’s audit committee. Negotiations took place between the Company and DMI, and effective as of January 1, 2005, the Company, DRLP, DMI, and Services Partnership entered into a contribution agreement (the “Contribution Agreement”), pursuant to which DMI contributed to DRLP all of DMI’s limited partnership interest in Services Partnership in exchange for the issuance to DMI of DRLP limited partnership units valued at $15,000,000. Using a $34.42 per unit value (which was based upon a 30-day average price of the Company’s common stock), it was determined that the shareholders of DMI were entitled to receive 435,814 DRLP limited partnership units in return for the contribution of its interest in the Services Partnership. Following the contribution, the Company and DRLP owned 100% of the partnership interests in Services Partnership. Because DMI owned 65,535 DRLP limited partnership units before the transaction, it owned a total of 501,349 DRLP units following the transaction.
      Concurrent with the Contribution Agreement and effective as of January 1, 2005, the Company, DMI, Thomas L. Hefner and certain third parties entered into an agreement and plan of merger (the “Merger Agreement”) providing for the merger of DMI with and into the Company in return for the issuance to DMI’s shareholders of 501,349 shares of the common stock of the Company. The merger was subject to a number of conditions, including, but not limited to, a determination by the Company that after giving effect to the merger, the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.
      Thomas L. Hefner, the current chairman of the Board of Directors of the Company, owns 20.71% of the capital stock of DMI. Mr. Hefner is not up for re-election. The merger closed on March 1, 2005.
      In 1998, the Company purchased two mortgage loans to One North Capitol Company from third-party lenders (“ONCC”) for a total amount of $9,400,000. On the date of acquisition, the face amount of the principal and interest on the loans was $22,804,393. The loans are nonrecourse to ONCC and are secured by mortgages on an office building. Under the terms of the loans, substantially all of the cash flow from ONCC must be paid to the Company as debt service on the loans. Since it is unlikely that ONCC will be able to repay the entire balance of the loans upon their maturity in 2006, the Company, for financial statement purposes, recorded the acquisition of the loans in the same manner as if it had purchased the building. During 2004, ONCC paid interest of $1,517,375 to the Company. As of December 31, 2004, the outstanding principal amount of the loans plus the accrued but unpaid interest on those loans totaled $18,793,171. Mr. Hefner owns a 6% indirect limited partnership interest in ONCC, with the remainder owned by third parties.
PROPOSAL TWO: APPROVAL OF THE DUKE REALTY CORPORATION
2005 LONG-TERM INCENTIVE PLAN
      On January 26, 2005, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Duke Realty Corporation 2005 Long-Term Incentive Plan (the “2005 Incentive Plan”). The plan will become effective as of the date it is approved by the shareholders.
      The Company maintains the following plans: (i) 1996 Directors’ Stock Payment Plan of Duke Realty Investments, Inc.; (ii) 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc.; (iii) 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership; (iv) 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc.; (v) 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership; and (vi) 2000 Performance Share Plan of Duke-Weeks Realty Corporation (the “Prior Plans”). If the shareholders approve the 2005 Incentive Plan, future equity grants to its employees, officers, directors and consultants will be made from the 2005 Incentive Plan, and the Company will not grant any additional awards under the Prior Plans. Once the Prior Plans are frozen, a maximum of 4,193,833 shares of the Company’s common stock may be issued with respect to stock options and other awards outstanding as of February 10, 2005 under those plans.
      As of February 10, 2005, approximately 175 of the Company’s employees, officers, directors and consultants were eligible to participate in the 2005 Plan.
      A summary of the 2005 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix A.
Summary of the Plan
      Purpose. The purpose of the 2005 Incentive Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

      Permissible Awards. The 2005 Incentive Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Executive Compensation Committee;

•	restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance criteria;

•	deferred stock units, which represent the vested right to receive shares of common stock (or an equivalent value in cash or other property) in the future;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying an award;

•	other stock-based awards in the discretion of the Executive Compensation Committee, including unrestricted stock grants (However, with the exception of certain limited situations, including the death, disability or retirement of a participant or a change in control of the Company, other stock-based awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Executive Compensation Committee for a period of not less than three years from the grant date); and

•	purely cash-based awards.
      Shares Available for Awards. Subject to adjustment as provided in the 2005 Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2005 Incentive Plan is 7,000,000. The maximum number of shares of common stock that may be issued upon the exercise of incentive stock options granted under the 2005 Incentive Plan is 5,000,000.
      Limitations on Awards. The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the 2005 Incentive Plan to any one person during any one calendar year is 500,000. The maximum number of shares of common stock, share equivalents or limited partnership interests in Duke Realty Limited Partnership (which may be exchanged or redeemed for shares of common stock on a one-for-one basis, or any profits interest in Duke Realty Limited Partnership that may be exchanged or converted into such limited partnership interests) issuable with respect to restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the 2005 Incentive Plan (excluding any additional shares of common stock, share equivalents or limited partnership interests in Duke Realty Limited Partnership received as a result of actual or deemed dividend reinvestments on such awards) that may be granted to any one person during any one calendar year is 250,000. The aggregate maximum dollar value of any performance-based cash award that may be paid to any one participant during any one calendar year under the 2005 Incentive Plan is $5,000,000.
      Administration. The 2005 Incentive Plan will be administered by the Executive Compensation Committee. The Executive Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Incentive Plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the 2005 Incentive Plan. If it does so, it will have all the powers of the Executive Compensation Committee under the 2005 Incentive Plan.

      Awards to Non-Employee Directors. Awards granted to the Company’s non-employee directors under the 2005 Incentive Plan will be made only in accordance with the terms, conditions and parameters of an additional separate plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the Executive Compensation Committee may not make discretionary grants under the 2005 Incentive Plan to non-employee directors. Subject to the shareholders approving the 2005 Incentive Plan at the Annual Meeting, the Board of Directors has approved the Duke Realty Corporation 2005 Directors Compensation Plan (the “2005 Directors Plan”). Any equity-based compensation payable to directors under the 2005 Directors Plan will be granted under the 2005 Incentive Plan and the 2005 Directors Plan will not serve as a separate source of shares for awards.
      Performance Goals. All options and stock appreciation rights granted under the 2005 Incentive Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Executive Compensation Committee may designate any other award granted under the 2005 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Executive Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Funds from Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), or a similar performance measure adopted by NAREIT

•	Adjusted Funds from Operations (FFO as adjusted for certain specified income, expense or cash flow amounts that are not considered in the computation of FFO)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Growth in annualized dividends per share to common stockholders

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Volume of asset acquisitions or dispositions

•	Occupancy rates of real estate rental properties

•	Volume of lease transactions

•	Volume and/or profitability of construction contracts

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)
      Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially created performance index of competitors or peers. The Executive Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Executive Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.
      Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Executive Compensation Committee may permit the transfer of nonstatutory stock options by an optionee to: (i) the spouse, child or grandchildren of the optionee; (ii) a trust or trusts for the exclusive benefit of such immediate family members; or (iii) a partnership or limited liability company in which the optionee and/or such immediate family members are the only equity owners. An option that is transferred under the 2005 Incentive Plan is not further transferable by the transferee other than by will or by the laws of descent and distribution. Incentive stock options are not transferable.
      Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and will remain exercisable for up to two years, all time-based vesting restrictions on his or her outstanding awards will lapse, and, in the case of death only, any performance-based criteria will be deemed to be satisfied at the greater of “target” or actual performance as of the date of death. In the case of a participant’s disability, any awards containing performance-based criteria that have not been met as of the date of termination will be payable to the participant at the time otherwise payable, based on actual performance during the period. Unless otherwise provided in an award certificate, upon the occurrence of a change in control of the Company, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions and deferral limitations on outstanding awards will lapse, and any performance-based criteria with respect to outstanding awards (other than those pertaining to vesting) will be deemed to be satisfied at the greater of “target” or actual performance as of the date of the change in control. Awards that are not subject to exercise will be paid within sixty (60) days following the effective date of the change in control.
      In addition, the Executive Compensation Committee may accelerate awards upon a participant’s retirement or other termination of service, or upon the occurrence of a corporate business combination or similar transaction that does not technically qualify as a change in control. The Executive Compensation Committee may discriminate among participants or among awards in exercising such discretion.
      Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the 2005 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2005 Incentive Plan will be adjusted proportionately, and the Executive Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment
      The Board of Directors or the Executive Compensation Committee may, at any time and from time to time, terminate or amend the 2005 Incentive Plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Executive Compensation Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the 2005 Incentive Plan may adversely affect any award previously granted under the plan without the written consent of the participant.
      The Executive Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
Prohibition on Repricing
      As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.
Certain Federal Tax Effects
      Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2005 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
      Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
      Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2005 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
      Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
      Performance Awards. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
      Code Section 409A. It is intended that options, stock appreciation rights, restricted stock awards and stock unit awards granted under the 2005 Incentive Plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.

Benefits to Named Executive Officers and Others
      No awards have been granted under the 2005 Incentive Plan. If the 2005 Incentive Plan is approved by the shareholders at the Annual Meeting, the Company’s named executive officers will periodically receive awards under the plan. These awards will be made at the discretion of the Executive Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons pursuant to the 2005 Incentive Plan in the future. However, the Executive Compensation Committee has determined that it will grant three types of awards under the plan to named executive officers in the foreseeable future: stock options, restricted stock units, and performance share units under the 2005 Shareholder Value Plan. Based upon the dollar values of the long-term awards granted by the Executive Compensation Committee in January 2005, and had the 2005 Incentive Plan been in place at that time, the following table shows the approximate amount of each type of award that would have been granted to the named executive officers for 2005.
2005 Incentive Plan

						Targeted
			Dollar	Estimated	Dollar	Share
		Estimated	Value of	Number of	Value of	Payout for
	Dollar Value	Number of	Restricted	Restricted	Shareholder	Shareholder
	of Stock	Stock	Stock	Stock	Value Plan	Value Plan
	Options	Options(1)	Units	Units(2)	Awards	Award(3)

Dennis D. Oklak	$250,000	83,333	$250,000	7,813	$250,000	7,813
President and Chief Executive Officer

Robert M. Chapman	$100,000	33,333	$100,000	3,125	$100,000	3,125
Senior Executive Vice President,
Real Estate Operations

Matthew A. Cohoat	$86,667	28,889	$86,667	2,708	$86,667	2,708
Executive Vice President and Chief Financial Officer

James B. Connor	$80,000	26,667	$80,000	2,500	$80,000	2,500
Regional Executive Vice President, Chicago Region

Robert D. Fessler	$83,333	27,778	$83,333	2,604	$83,333	2,604
Regional Executive Vice President, Atlanta Region

Thomas L. Hefner	$100,000	33,333	$100,000	3,125	$100,000	3,125
Chairman

All Executive Officers as a Group	$928,083	309,361	$928,083	29,003	$928,083	29,003

All Non-Executive Directors as a Group(4)	N/A	N/A	$300,000	9,375	N/A	N/A

All Non-Executive Officer Employees as a Group	$1,426,000	475,333	$1,426,000	44,562	$1,426,000	44,562

(1)	The stock options will vest 20% per year on the first five anniversaries of the date of grant, provided that the holder is then still employed with the Company or an affiliate, or, if earlier, upon the grantee’s separation from service from the Company due to death, disability or retirement, or upon the occurrence of a change in control. The number of stock options that would have been granted in 2005 is based upon an estimated value per stock option of $3.00. The actual value per option will be determined annually by the Executive Compensation Committee using a binomial option pricing model at the time of grant.

(2)	The restricted stock units will vest and convert to shares of common stock as to 20% of the units on the first five anniversaries of the date of grant, provided that the holder is then still employed with the Company or an affiliate, or, if earlier, upon the grantee’s separation from service from the Company due to death, disability or retirement, or upon the occurrence of a change in control. If and when dividends or distributions are paid with respect to the Company’s common stock while the units are outstanding, the dollar amount or fair market value of such dividends or distributions will be converted into additional units in the grantee’s name, which will be fully vested upon grant but will convert to common stock at the time that the host stock units vest or are forfeited. The number of restricted stock units granted will be based upon the fair market value of the underlying shares. The above table assumes that the fair market value of the shares on the date of grant will be $32.

(3)	Under the 2005 Shareholder Value Plan, each participant will receive an award with a targeted number of shares. The targeted number of shares awarded will equal the dollar value of the award divided by the fair market value of the Company’s common stock on the date of grant. The above table assumes that the fair market value of the shares on the date of grant will be $32. The award vests entirely three years after the date of grant and the number of shares issued on that date will be based upon the Company’s total shareholder return for such three year period as compared to independent market indices. The independent market indices used for comparison will be the S&P 500 Index and the NAREIT Real Estate 50 Index published by the National Association of Real Estate Investment Trusts. The number of shares issued to the participants may range from a low of zero percent of the targeted shares, if both of the rankings of the Company’s returns are less than the 50th percentile of both of the indices, to a high of 300% of the targeted shares if the rankings of both of the Company’s returns are in the 90th percentile or higher of both of the indices, with 100% of the targeted shares being issued at the 60th percentile.

(4)	Includes annual restricted stock unit awards, with a value of $25,000, for the Company’s existing 12 non-employee directors. In addition to these amounts, newly appointed directors will receive a one-time award of restricted stock units with a value of $50,000.
      Non-employee directors will periodically receive awards of restricted stock units under the 2005 Incentive Plan pursuant to the formula for such awards contained in the 2005 Director Plan. The 2005 Director Plan provides for an initial grant of $50,000 in restricted stock units on the directors first date of joining the Board and annual grants of $25,000 in restricted stock units. For 2005 only, the stock options and dividend increase units that were granted to the Company’s non-employee directors in January 2005 under the 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. will be cancelled and replaced with restricted stock units under the 2005 Incentive Plan, as reflected in the following table. The Board may change the amounts of the initial and annual grants awarded to the non-employee directors in the future. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such directors pursuant to the plan in the future.
Recommendation of the Board of Directors
      The Board of Directors has approved and declared the advisability of the 2005 Incentive Plan and believes that it is fair to, and in the best interest of, the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DUKE REALTY CORPORATION 2005 LONG-TERM INCENTIVE PLAN.
PROPOSAL THREE: APPROVAL OF AMENDMENT TO ANTI-DILUTION
PROVISIONS OF PREVIOUSLY EXISTING LONG-TERM INCENTIVE PLANS
      On January 26, 2005, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, amendments to the following plans (the “Subject Plans”):

•	1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc. (the “1995 Stock Option Plan”)

•	1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the “1999 Director Option/ DIU Plan”)

•	1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the “1999 Salary Replacement Plan”)
      If the shareholders approve the 2005 Incentive Plan, as described in Proposal Two, the Company will not grant any additional awards under the 1995 Stock Option Plan or the 1999 Director Option/ DIU Plan. No shares are available for issuance under the 1999 Salary Replacement Plan; therefore, no future awards will be made under that plan. The amendments to the Subject Plans described in this Proposal Three are proposed in order to affect awards that are already outstanding under the Subject Plans. The amendments to the Subject Plans will become effective as of the date they are approved by the shareholders.
      Under the federal tax laws, a real estate investment trust (“REIT”) is required to distribute at least ninety percent of its taxable income to its shareholders. In the event of the recognition of a large amount of taxable income (which could occur upon the sale of a substantial amount of real estate held by a REIT), a REIT may be required to supplement its regular quarterly cash dividends with the payment of a special nonrecurring cash dividend in order to meet the ninety percent distribution test. Such a special dividend could result in a reduction of the REIT’s stock price in an amount approximating the special dividend paid per share, and, accordingly, may reduce the value of stock options previously granted by the REIT. Because participants in the Company’s stock option plans may be adversely impacted by the declaration of a special dividend, they may have a disincentive to pursue transactions that could result in the recognition of an unusually large amount of taxable income. The proposed amendments to the Subject Plans will give the Executive Compensation Committee the ability to revise the terms of outstanding awards so that their values are not adversely impacted by the payment of a special dividend. The Board of Directors believes that the proposed amendments will align the interests of shareholders and participants in the Subject Plans with respect to transactions that may require the payment of an extraordinary cash dividend.
      A summary of the amendments to the Subject Plans is set forth below. This summary is qualified in its entirety by the full text of the amendments, which is attached to this Proxy Statement as Appendix B.
Summary of the Proposed Amendments
      Each of the Subject Plans permits the Executive Compensation Committee to make appropriate adjustments or substitution in the aggregate number, price, and kind of shares covered under any options or dividend increase units granted under the Subject Plans in the event of any changes in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise. The Board of Directors has approved an amendment to each of the Subject Plans, subject to approval by the shareholders, to permit the Executive Compensation Committee to also make appropriate adjustments to outstanding options or dividend increase units under the Subject Plans in the event of a payment of an extraordinary cash dividend by the Company to its shareholders.
      Summaries of the 1995 Stock Option Plan, the 1999 Director Option/ DIU Plan and the 1999 Salary Replacement Plan, and the proposed amendments to each, are set forth below.
1995 Stock Option Plan
      Purpose and Status. The 1995 Stock Option Plan is intended to promote the interests of the Company by further aligning the interests of the shareholders and the Company’s officers and key employees through stock ownership. Such plan permits the grant of incentive stock options and nonqualified stock options. As of February 10, 2005, there were approximately 150 of the Company’s officers and employees eligible to participate in the 1995 Stock Option Plan. However, if the shareholders approve the 2005 Incentive Plan, as described in Proposal Two, the Company will not grant any additional awards under the 1995 Stock Option Plan.
      Stock Options. As of February 10, 2005, there were 3,618,589 options outstanding under the 1995 Stock Option Plan. The exercise price of these options is equal to the fair market value of the stock as of the date of grant. The options have a term of 10 years and generally vest over five years, but will vest earlier upon the optionee’s death, disability or retirement, or upon the occurrence of a change in control of the Company.
      Anti-Dilution Provisions and Proposed Amendment. The 1995 Stock Option Plan provides that in the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction that constitutes a change in control of the Company, the Executive Compensation Committee may make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the plan or covered under any options granted under the plan. The sole purpose of the proposed amendment to this plan is to permit the Executive Compensation Committee to also make appropriate adjustments to outstanding options in the event of a payment of an extraordinary cash dividend by the Company to its shareholders.
1999 Director Option/ DIU Plan
      Purpose and Status. The 1999 Director Option/ DIU Plan is intended to promote the interests of the Company by granting nonqualified stock options and dividend increase units to the members of the Board of Directors of the Company, thereby encouraging their focus on the growth, profitability and dividend paying capacity of the Company. As of February 10, 2005, all of the Company’s directors were eligible to participate in the 1999 Director Option/ DIU Plan. However, if the shareholders approve the 2005 Incentive Plan, as described in Proposal Two, the Company will not grant any additional awards under this plan and awards granted under this plan in January 2005 will be cancelled.
      Stock Options and Dividend Increase Units. As of February 10, 2005, there were 195,000 options and 195,000 dividend increase units outstanding under the 1999 Director Option/ DIU Plan. The exercise price of these options is equal to the fair market value of the stock as of the date of grant. The value of a dividend increase unit on the date of exercise is equal to the increase in the Company’s annualized dividend per share of common stock from the date of grant to the date of exercise, divided by the dividend yield (which is defined as the annualized dividend per share of common stock divided by the market value of one share of common stock on the date of grant). Options and dividend increase units granted under this plan generally expire 10 years after the date of grant, and vest over five years, but will vest earlier upon the director’s death, disability or retirement, or upon the occurrence of a change in control of the Company.
      Anti-Dilution Provisions and Proposed Amendment. The 1999 Director Option/ DIU Plan provides that in the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction that constitutes a change in control of the Company, the Executive Compensation Committee will make appropriate adjustment or substitution in the aggregate number, price and kind of shares to be distributed under the plan and in the calculation of a dividend increase unit’s value, and also in the aggregate number, price and kind of shares available under the plan or covered under any options and dividend increase units granted under the plan. The sole purpose of the proposed amendment to this plan is to permit the Executive Compensation Committee to also make appropriate adjustments to outstanding options and dividend increase units in the event of a payment of an extraordinary cash dividend by the Company to its shareholders.
1999 Salary Replacement Plan
      Purpose and Status. The 1999 Salary Replacement Plan is designed to promote the interests of the Company and its shareholders by providing officers and key employees the opportunity to receive nonqualified stock options and dividend increase units in lieu of some all or a portion of their base salary, annual incentive bonus or payments under the Company’s Shareholder Value Plan, thereby encouraging such employee’s focus on the growth, profitability and dividend paying capacity of the Company. As of February 10, 2005, there were no shares available for issuance under this plan; therefore, no future awards will be made under this plan.
      Stock Options and Dividend Increase Units. As of February 10, 2005, there were 8,621 options and 8,621 dividend increase units outstanding under the 1999 Salary Replacement Plan. The exercise price of these options is equal to the fair market value of the stock as of the date of grant. All awards made under the Salary Replacement Plan were fully vested on the date of grant. All such awards expire at the end of 10 years, or earlier in certain events.
      Anti-Dilution Provisions and Proposed Amendment. The 1999 Salary Replacement Plan provides that in the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction that constitutes a change in control of the Company, the Executive Compensation Committee will make appropriate adjustment or substitution in the aggregate number, price and kind of shares to be distributed under the plan and in the calculation of a dividend increase unit’s value, and also in the aggregate number, price and kind of shares available under the plan or covered under any options and dividend increase units granted under the plan. The sole purpose of the proposed amendment to this plan is to permit the Executive Compensation Committee to also make appropriate adjustments to outstanding options and dividend increase units in the event of a payment of an extraordinary cash dividend by the Company to its shareholders.
Benefits to Named Executive Officers and Others
      As of February 10, 2005, the following persons and groups held outstanding awards under the 1995 Stock Option Plan, the 1999 Director Option/ DIU Plan, and the 1999 Salary Replacement Plan. If the amendments are approved, such persons and groups would benefit from the proposed amendments in the case of an extraordinary cash dividend in that their awards would be equitably adjusted.

		Number of
	Number of	Dividend
	Stock	Increase
Name and Title	Options	Units

Dennis D. Oklak	226,187	0
President and Chief Executive Officer
Robert M. Chapman	248,621	8,621
Senior Executive Vice President, Real Estate Operations
Matthew A. Cohoat	59,609	0
Executive Vice President and Chief Financial Officer
James B. Connor	111,723	0
Regional Executive Vice President, Chicago Region
Robert D. Fessler	145,283	0
Regional Executive Vice President, Chicago Region
Thomas L. Hefner	249,116	0
Chairman
All Executive Officers as a Group	1,368,146	8,621
All Non-Executive Directors as a Group	185,000	185,000
All Non-Executive Officer Employees as a Group	2,259,064	0
Recommendation of the Board of Directors
      The Board of Directors has approved and declared the advisability of the proposed amendments to the 1995 Stock Option Plan, the 1999 Director Option/ DIU Plan, and the 1999 Salary Replacement Plan, and believes those amendments are fair to, and in the best interest of, the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO ANTI-DILUTION PROVISIONS OF THE PREVIOUSLY EXISTING LONG-TERM INCENTIVE PLANS.
PROPOSAL FOUR: RATIFICATION OF REAPPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee has selected KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the independent public accounting firm for ratification by the shareholders at the Annual Meeting.
      Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of

KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative notes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2005.
PROPOSAL FIVE: SHAREHOLDER PROPOSAL
      Rule 14a-8 of the Securities Exchange Act of 1934 requires the Company to include properly submitted shareholder proposals in its proxy statement. The Company has been notified that the Service Employees International Union (“SEIU”), 1313 L Street, N.W., Washington, D.C. 2005, is the beneficial owner of the requisite number of shares of the Company’s common stock, and intends to present a shareholder proposal for consideration at the Annual Meeting. If SEIU, or its representative who is qualified under state law to present the proposal on its behalf, attends the Annual Meeting and presents the proposal, the proposal will be voted upon. The Company is not responsible for the content of the following shareholder proposal or the proposing shareholder’s supporting statement.
Shareholder Proposal
      “RESOLVED, that the shareholders of Duke Realty Corporation (the “Company”) urge the Board of Directors to implement a policy requiring annual disclosure in a separate report to shareholders of the following information regarding each transaction between Duke and any executive officer or director:

a. Whether the Board or a committee approved it;

b. Whether the Board determined if the transaction involves terms different from those that would likely be negotiated with clearly independent parties;

c. The basis on which any determination described in subpart (b) was made; if a fairness opinion or similar appraisal was used, a brief description of the methodology should be provided; and

d. If a transaction involves an ongoing relationship, whether and how often the Board or another entity will review the relationship;
Provided, however, that no disclosure shall be required with respect to transactions that are amounts due from an executive officer or director for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business.
SUPPORTING STATEMENT
      Related party transactions — transactions between a company and its insiders — create a risk that the insiders may benefit themselves at the company’s expense by causing the company to engage in transactions that are not on arm’s length terms. They may also inflate earnings or distort financial results. (See AICPA Practice Alert 95-3)
      Related party transactions have been criticized by former SEC chairman Richard Breeden, WorldCom’s corporate monitor, who said in his report on WorldCom, “Shareholders have everything to lose and nothing to gain from related party transactions and personal financial conflicts among officers and the company.” The scandals at Hollinger, Adelphia, Tyco and Enron-all of which involved related party transactions — illustrate the risks created by these deals.”
      Duke has engaged in several related party transactions over the past few years. For example, Duke purchased loans to an entity, ONCC, in which several Duke insiders, including board chairman and CEO Thomas Hefner, hold a 10.9% ownership interest. ONCC is not expected to repay the loans in full, so Duke is carrying them on its books as if it had bought the building securing the loan obligation.

      In addition, Duke continues to use a structure in which management, leasing, construction management and development services are provided to Duke subsidiaries, joint ventures and third parties by a separate services company, 90% of whose “capital interests” and 10-90% of whose profits interest (Duke’s proxy statement disclosure describes this interest as varying between these percentages) are owned indirectly by Duke insiders. The tax law reasons supporting the use of such structures by REITs were abolished by the REIT Modernization Act, which took effect on January 1, 2001.
      We believe that shareholders should receive information about the process used to approve related party transactions and the safeguards employed to ensure such deals are in shareholders’ interest. This information will assist shareholders in monitoring Duke’s board and management.
      We urge shareholders to vote FOR this proposal.
Board of Directors’ Statement in Opposition
      After carefully considering this proposal and the arguments for and against implementing a policy requiring annual disclosure in a separate report to shareholders of certain information regarding each transaction between Duke and any executive officer or director, the Board of Directors, based on the recommendation of the Corporate Governance Committee, believes that the proposal submitted is not in your best interest as a shareholder of the Company for the reasons set forth below. We recommend that you vote AGAINST the proposal.
      The Company is committed to providing full and transparent disclosure regarding related party transactions in the manner required by the federal securities laws. In accordance with the policies and procedures established by the Company’s Board of Directors, the Company’s independent directors must approve all related party transactions.
      In accordance with the rules and regulations of the SEC, the Company currently provides disclosure in its annual proxy statement in response to Item 404 of Regulation S-K. Under Item 404 of Regulation S-K, which is uniformly applicable to all public companies, the Company is required to provide information as to the following:

1. Any transaction with a director or executive officer exceeding $60,000 in which such person has a direct or indirect material interest, and

2. Specified business relationships of directors and indebtedness of directors and executive officers to the Company where the amount of the indebtedness exceeds $60,000.
      The Company always provides the disclosure required by Item 404 of Regulation S-K in its annual proxy statement under the caption “Related Party Transactions.” SEIU proposes that the Company present additional disclosure with respect to all transactions between the Company and any executive officer, not only those transactions required to be disclosed under Item 404 of Regulation S-K.
      When the SEC adopted Item 404 of Regulation S-K in 1982, it stressed the importance of having uniform disclosure regarding related party transactions. The SEC also stated that “overly detailed disclosure about relationships and transactions may result in truly significant relationships and transactions being obfuscated by less important information.” We believe that Item 404 of Regulation S-K was carefully crafted by the SEC so as to ensure the disclosure by public companies of all significant related party transactions. In contrast, the disclosure proposed by SEIU would entail disclosure of every transaction between the Company and its directors and executive officers (regardless of whether it is not disclosure required by the SEC).

      In light of the existing proxy statement disclosure requirements for related party transactions, the Company’s long-time policy that independent directors approve all related party transactions, and the unwillingness of other companies to support these types of shareholder proposals, we believe that the policy implementations urged by Proposal Five are not advisable or appropriate. Furthermore, the Board of Directors, together with the Corporate Governance Committee, believes that the risk of confusion and obfuscation of truly significant related party transactions, together with the significant cost and burden of including additional disclosure, would far outweigh any benefits that shareholders could derive from the proposal by SEIU.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Proposals of shareholders to be presented at the 2006 annual meeting of shareholders must be received by the Company’s Secretary prior to November 18, 2005, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement, to be considered for inclusion in the 2006 proxy material. If a shareholder wishes to present a proposal at the 2006 annual meeting, whether or not the proposal is intended to be included in the 2006 proxy material, the bylaws require that the shareholder give advance written notice to the Company’s Secretary not less than 60 nor more than 90 days prior to the anniversary of the Annual Meeting. If a shareholder is permitted to present a proposal at the 2006 annual meeting but the proposal was not included in the 2006 proxy material, the Company believes that its proxy holder would have the discretionary authority granted by the proxy card (and as permitted under SEC rules) to vote on the proposal if the proposal was received after January 30, 2006, which is 45 calendar days prior to the anniversary of the mailing of this proxy statement.
ANNUAL REPORT
      A copy of the Company’s Annual Report for the year ended December 31, 2004 has been provided to all shareholders of record as of the Record Date. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 may be obtained, free of charge, by any shareholder by writing to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: Investor Relations. Additionally, the EDGAR version of the Company’s Annual Report on Form 10-K is available via the SEC’s web site at www.sec.gov.
OTHER MATTERS
      The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you plan to attend the meeting, you are urged to vote your proxy.

By order of the Board of Directors,

Howard L. Feinsand
Executive Vice President, General Counsel and Secretary
Indianapolis, Indiana
March 16, 2005

APPENDIX A
DUKE REALTY CORPORATION
2005 LONG-TERM INCENTIVE PLAN

DUKE REALTY CORPORATION
2005 LONG-TERM INCENTIVE PLAN

ARTICLE 1	PURPOSE	44
1.1	General	44
ARTICLE 2	DEFINITIONS	44
2.1	DEFINITIONS	44
ARTICLE 3	EFFECTIVE TERM OF PLAN	49
3.1	EFFECTIVE DATE	49
3.2	TERM OF PLAN	49
ARTICLE 4	ADMINISTRATION	49
4.1	COMMITTEE	49
4.2	ACTIONS AND INTERPRETATIONS BY THE COMMITTEE	49
4.3	AUTHORITY OF COMMITTEE	50
4.4	AWARD CERTIFICATES	50
ARTICLE 5	SHARES SUBJECT TO THE PLAN	51
5.1	NUMBER OF SHARES	51
5.2	SHARE COUNTING	51
5.3	STOCK DISTRIBUTED	51
5.4	LIMITATION ON AWARDS	51
ARTICLE 6	ELIGIBILITY	52
6.1	GENERAL	52
ARTICLE 7	STOCK OPTIONS	52
7.1	GENERAL	52
7.2	INCENTIVE STOCK OPTIONS	52
ARTICLE 8	STOCK APPRECIATION RIGHTS	53
8.1	GRANT OF STOCK APPRECIATION RIGHTS	53
ARTICLE 9	PERFORMANCE AWARDS	54
9.1	GRANT OF PERFORMANCE AWARDS	54
9.2	PERFORMANCE GOALS	54
9.3	RIGHT TO PAYMENT	54
9.4	OTHER TERMS	54
ARTICLE 10	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS	54
10.1	GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS	54
10.2	ISSUANCE AND RESTRICTIONS	54
10.3	FORFEITURE	55
10.4	DELIVERY OF RESTRICTED STOCK	55
ARTICLE 11	DEFERRED STOCK UNITS	55
11.1	GRANT OF DEFERRED STOCK UNITS	55
ARTICLE 12	DIVIDEND EQUIVALENTS	55
12.1	GRANT OF DIVIDEND EQUIVALENTS	55
ARTICLE 13	STOCK OR OTHER STOCK-BASED AWARDS	55
13.1	GRANT OF STOCK OR OTHER STOCK-BASED AWARDS	55

ARTICLE 14	PROVISIONS APPLICABLE TO AWARDS	56
14.1	STAND-ALONE AND TANDEM AWARDS	56
14.2	TERM OF AWARDS	56
14.3	FORM OF PAYMENT OF AWARDS	56
14.4	LIMITS ON TRANSFER	56
14.5	BENEFICIARIES	57
14.6	STOCK CERTIFICATES	57
14.7	TREATMENT UPON DEATH	57
14.8	TREATMENT UPON DISABILITY	57
14.9	TREATMENT UPON A CHANGE IN CONTROL	58
14.10	TREATMENT UNDER OTHER EVENTS	58
14.11	QUALIFIED PERFORMANCE-BASED AWARDS	58
14.12	TERMINATION OF EMPLOYMENT	60
14.13	DEFERRAL	60
14.14	FORFEITURE EVENTS	60
14.15	SUBSTITUTE AWARDS	60
ARTICLE 15	CHANGES IN CAPITAL STRUCTURE	60
15.1	GENERAL	60
ARTICLE 16	AMENDMENT, MODIFICATION AND TERMINATION	61
16.1	AMENDMENT, MODIFICATION AND TERMINATION	61
16.2	AWARDS PREVIOUSLY GRANTED	61
ARTICLE 17	GENERAL PROVISIONS	62
17.1	NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS	62
17.2	NO SHAREHOLDER RIGHTS	62
17.3	WITHHOLDING	62
17.4	NO RIGHT TO CONTINUED SERVICE	62
17.5	UNFUNDED STATUS OF AWARDS	62
17.6	RELATIONSHIP TO OTHER BENEFITS	62
17.7	EXPENSES	62
17.8	TITLES AND HEADINGS	62
17.9	GENDER AND NUMBER	62
17.10	FRACTIONAL SHARES	63
17.11	GOVERNMENT AND OTHER REGULATIONS	63
17.12	GOVERNING LAW	63
17.13	ADDITIONAL PROVISIONS	63
17.14	NO LIMITATIONS ON RIGHTS OF COMPANY	63
17.15	INDEMNIFICATION	63

DUKE REALTY CORPORATION
2005 LONG-TERM INCENTIVE PLAN
ARTICLE 1
PURPOSE
      1.1.     General. The purpose of the Duke Realty Corporation 2005 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Duke Realty Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.
ARTICLE 2
DEFINITIONS
      2.1.     Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) the willful and continued failure of the Participant to perform his or her required duties as an officer or employee of the Company or any Affiliate, (ii) any action by the Participant that involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency that has jurisdiction over the Company or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense that involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Affiliate.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 25% or more of the total common stock or 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) the general partnership interest owned by the Company and its Subsidiaries in DRLP is reduced to a level below 50%.

Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Duke Realty Corporation, an Indiana corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Continuous Status as a Participant shall mean the absence of any “separation from service” or similar concept as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(m) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “DRLP” means Duke Realty Limited Partnership, an Indiana limited partnership of which the Company is the sole general partner.

(p) “DRLP Units” means limited partnership interests in DRLP that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in DRLP that may exchanged or converted into such limited partnership interests.

(q) “Effective Date” has the meaning assigned such term in Section 3.1.

(r) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(s) “Exchange” means the New York Stock Exchange or any other national securities exchange on which the Stock may from time to time be listed or traded.

(t) “Fair Market Value”, on any date, means (i) if the Stock is listed on the New York Stock Exchange, the per share closing sales price for the Stock on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on the New York Stock Exchange, but is listed on another securities exchange or national market system, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (iii) if the Stock is not listed on the New York Stock Exchange or any other securities exchange or national market system, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(u) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date .

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(ee) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ff) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares or DRLP Units to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(gg) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, including DRLP Units, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(hh) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ii) “Plan” means the Duke Realty Corporation 2005 Long-Term Incentive Plan, as amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.11(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(mm) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(nn) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate on or after the age of 55 years, unless otherwise determined by the Committee, with at least 10 years of employment with the Company or an Affiliate.

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(pp) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(qq) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(rr) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ss) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(tt) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(uu) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN
      3.1.     Effective Date. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).
      3.2.     Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.
ARTICLE 4
ADMINISTRATION
      4.1.     Committee. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
      4.2.     Action and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3.     Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares, DRLP Units or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award, not inconsistent with the provisions of the Plan, granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
      Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.
      Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that a limit on the total number or dollar value of Awards to be granted to any such Participants shall be approved in advance by the Board or the Committee and provided further that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.
      4.4.     Award Certificates. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1.     Number of Shares. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 7,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,000,000.
      5.2.     Share Counting.
      (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.
      (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.
      (c) Shares withheld from an Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan, but Shares delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan.
      (d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the net number of Shares actually issued by the Company shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.
      (e) To the extent that the full number of Shares subject to an Award is not issued for any reason, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.
      5.3.     Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4.     Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum number of Shares, Share equivalents or DRLP Units issuable with respect to one or more Full Value Awards (excluding any additional Shares, Share equivalents or DRLP Units received as a result of actual or deemed dividend reinvestments on such Awards) that may be granted during any one calendar year under the Plan to any one Participant shall be 250,000. The maximum aggregate dollar value of any Performance-Based Cash Award that may be granted to any one Participant during any one calendar year under the Plan shall be $5,000,000. For purposes of the preceding sentence, the maximum dollar value of a Performance Based Cash Award shall equal the maximum dollar amount that would be payable at the end of the performance period if all performance-based conditions were attained and the award was fully vested. With respect to any election to defer the payment of Full Value Awards or Performance-Based Cash Awards to a later date, any Shares, Share equivalents, DRLP Units or cash payments made to a Participant in excess of the amounts payable at the time of the deferral shall not be subject to the above limitations, provided that the additional amount paid is based either on a reasonable rate of interest or one or more predetermined actual investments in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B).

ARTICLE 6
ELIGIBILITY
      6.1.     General. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.
ARTICLE 7
STOCK OPTIONS
      7.1.     General. The Committee is authorized to grant Options to Participants subject to terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall establish, including the following:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except under certain circumstances contemplated by Section 14.9 or as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, Options will not be exercisable before the expiration of one year from the Grant Date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.

(d) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.
      7.2.     Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise Price. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) Lapse of Option. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4) One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) Two years after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.
ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1.     Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants in conjunction with all or part of any Award granted under the Plan or at any subsequent time during the term of such Award (“Tandem Stock Appreciation Rights”) or without regard to any other Award (“Freestanding Stock Appreciation Rights”), in each case upon such terms and conditions as the Committee may establish, including the following:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The grant price of the Stock Appreciation Right on the Grant Date, or in the case of a Tandem Stock Appreciation Right granted in tandem with an Option, on the Grant Date of the related Option, as determined by the Committee, which, except in connection with an adjustment provided in Section 15.1, shall not be less than the Fair Market Value of one Share on the Grant Date of the right or related Option, as the case may be.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE AWARDS
      9.1.     Grant of Performance Awards. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
      9.2.     Performance Goals. The Committee may establish performance goals for Performance Awards which may be based on any performance criteria selected by the Committee. Such performance criteria may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. The length of a performance period shall be determined by the Committee; provided, however, that a performance period shall not be shorter than 12 months.
      9.3.     Right to Payment. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares or DRLP Units, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares or DRLP Units, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.
      9.4.     Other Terms. Performance Awards may be payable in cash, Stock, DRLP Units or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.
ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
      10.1.     Grant of Restricted Stock and Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
      10.2.     Issuance and Restrictions. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.
      10.3.     Forfeiture. Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change in Control referred to in Section 14.9), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
      10.4.     Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 11
DEFERRED STOCK UNITS
      11.1.     Grant of Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.
ARTICLE 12
DIVIDEND EQUIVALENTS
      12.1.     Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants, in connection with other Awards or on a freestanding basis, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to any Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested.
ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS
      13.1.     Grant of Stock or Other Stock-based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the

Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, DRLP Units, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change in Control referred to in Section 14.9), Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); provided that such restrictions shall not be applicable to any substitute awards granted under Section 14.15, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Article  9, grants of Other Stock-Based Awards granted in lieu of cash or other compensation, or grants of Other Stock-Based Awards on a deferred basis.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1.     Stand-alone and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
      14.2.     Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).
      14.3.     Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      14.4.     Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant without shareholder approval other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan. Notwithstanding the foregoing, the Committee may (but need not), without shareholder approval, permit the transfer of Nonqualified Stock Options by an optionee to: (i) the spouse, child or grandchildren of the optionee (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the optionee and/or the Immediate Family Members are the only equity owners (collectively, “Eligible Transferees”); provided that, in the event the Committee permits the transferability of Nonqualified Stock Options granted to an optionee, the Committee may subsequently, in its discretion, restrict the ability of the optionee to transfer Nonqualified Stock Options granted to the optionee thereafter. An option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under the Plan shall be nontransferable.

      In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by an optionee to an Eligible Transferee under this Section 14.4, the options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the options must be exercised) as the optionee or, in the event of the optionee’s death, the executor or administrator of the optionee’s estate, could have exercised such options. The optionee, or in the event of optionee’s death, the optionee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.
      14.5.     Beneficiaries. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.
      14.6.     Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
      14.7.     Treatment Upon Death. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that any Awards in the nature of rights that may be exercised shall remain exercisable for a period of two years after the Participant’s death. To the extent that this Section 14.7 causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.
      14.8.     Treatment Upon Disability. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon termination of employment due to a Participant’s Disability, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. In addition, with respect to any Awards containing performance-based criteria that have not been met as of the date of termination due to the Participant’s Disability, the performance-based Award shall be payable to the Participant as soon as practicable following the date on which the Award would have been paid if the Participant’s service had not terminated due to Disability, and shall be based on actual performance during the period. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of the original expiration of the Award or two years following the date of termination due to the Participant’s Disability. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options. If any Incentive Stock Option is not exercised within one year after the date of termination due to Disability, it shall be deemed to be a Nonstatutory Stock Option.

      14.9.     Treatment Upon a Change in Control. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all vesting restrictions and deferral limitations on outstanding Awards shall lapse, (iii) any performance-based criteria with respect to outstanding Awards (other than those pertaining to vesting) shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of the Change in Control, and (iv) there shall be a payment of all amounts due under all Awards that are not subject to exercise within sixty (60) days following the effective date of the Change in Control.
      14.10.     Treatment Under Other Events. The Committee may in its sole discretion at any time determine that, upon the Retirement or other termination of service of a Participant, or the occurrence of a corporate business combination or similar transaction that does not technically qualify as a Change in Control, all or a portion of a Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.10.
      14.11.     Qualified Performance-based Awards.
      (a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.
      (b) When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—	Revenue

—	Sales

—	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—	Funds from Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), or a similar performance measure adopted by NAREIT

—	Adjusted Funds from Operations (FFO as adjusted for certain specified income, expense or cash flow amounts that are not considered in the computation of FFO)

—	Net income (before or after taxes, operating income or other income measures)

—	Cash (cash flow, cash generation or other cash measures)

—	Stock price or performance

—	Growth in annualized dividends per share to common stockholders

—	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

—	Market share

—	Volume of asset acquisitions or dispositions

—	Occupancy rates of real estate rental properties

—	Volume of lease transactions

—	Volume and/or profitability of construction contracts

—	Improvements in capital structure

—	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—	Business expansion or consolidation (acquisitions and divestitures)

—	Internal rate of return or increase in net present value

—	Working capital targets relating to inventory and/or accounts receivable

—	Planning accuracy (as measured by comparing planned results to actual results)
      Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Unless otherwise provided in the Award Certificate, performance goals that are based upon earnings per share or FFO shall be calculated without regard to any change in accounting standards or definitions that may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission or the National Association of Real Estate Investment Trusts.
      (c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control.
      (d) The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
      (e) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.
      (f) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.
      14.12.     Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.
      14.13.     Deferral. Subject to applicable law, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares or other property that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Awards, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.
      14.14.     Forfeiture Events. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.
      14.15.     Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1.     General. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall adjust the Plan and Awards to preserve, but not increase, the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1.     Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
      16.2.     Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award;

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 15, the Committee shall not be permitted to (i) lower the exercise price per Share of an Option after it is granted, (b) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award, or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 17
GENERAL PROVISIONS
      17.1.     No Rights to Awards; Non-uniform Determinations. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
      17.2.     No Shareholder Rights. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
      17.3.     Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.
      17.4.     No Right to Continued Service. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
      17.5.     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.
      17.6.     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.
      17.7.     Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
      17.8.     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.9.     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      17.10.     Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
      17.11.     Government and Other Regulations.
      (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
      (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
      17.12.     Governing Law. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Indiana.
      17.13.     Additional Provisions. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
      17.14.     No Limitations on Rights of Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
      17.15.     Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      The foregoing is hereby acknowledged as being the Duke Realty Corporation 2005 Long-Term Incentive Plan as adopted by the Board on January 26, 2005 and by approved by the stockholders on                     , 2005.

DUKE REALTY CORPORATION

By:

Dennis D. Oklak,
President and Chief Executive Officer

APPENDIX B
AMENDMENT EIGHT TO THE
1995 KEY EMPLOYEES’ STOCK OPTION PLAN OF DUKE REALTY
INVESTMENTS, INC.
      This Amendment Eight to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc., as amended (“Plan”), is hereby adopted this 26th day of January, 2005, but effective as of the date specified below, by Duke Realty Corporation (the “Company”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.
WITNESSETH:
      WHEREAS, the Company, formerly known as Duke Realty Investments, Inc., adopted the Plan for the purposes set forth therein; and
      WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors of Duke Realty Corporation has the right to amend the Plan with respect to certain matters; and
      WHEREAS, the Board has approved and authorized this Amendment Eight to the Plan, subject to approval of the same by the shareholders of the Company;
      NOW, THEREFORE, pursuant to the authority reserved to the Board under Section 4.1 of the Plan, the Plan is hereby amended, effective as of the date this amendment shall be approved by the shareholders of the Company, in the following particulars:
      1. By substituting the following for Section 4.2(a) of the Plan:

“4.2(a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, including a change in the value of the common stock due to an extraordinary cash dividend, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee’s determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or the entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted but unexercised and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection (a), without the consent of the optionee, no adjustment shall be made which would cause an ISO to fail to qualify as an ISO.”
      All other provisions of the Plan shall remain the same.

      IN WITNESS WHEREOF, Duke Realty Corporation, by a duly authorized officer, has executed this Amendment Eight to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc., as amended, this 26th day of January, 2005, but effective as of the date specified herein.

DUKE REALTY SERVICES LIMITED
PARTNERSHIP

BY: DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak

Dennis D. Oklak, President and Chief
Executive Officer

AMENDMENT TWO TO THE
1999 DIRECTORS’ STOCK OPTION AND DIVIDEND INCREASE UNIT PLAN
OF DUKE REALTY INVESTMENTS, INC.
      This Amendment Two to the 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc., as amended (“Plan”), is hereby adopted this 26th day of January, 2005, but effective as of the date specified below, by Duke Realty Corporation (“Company”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.
WITNESSETH:
      WHEREAS, the Company, formerly known as Duke Realty Investments, Inc., adopted the Plan for the purposes set forth therein; and
      WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors of Duke Realty Corporation has the right to amend the Plan with respect to certain matters; and
      WHEREAS, the Board has approved and authorized this Amendment Two to the Plan, subject to approval of the same by the shareholders of the Company;
      NOW, THEREFORE, pursuant to the authority reserved to the Board under Section 5.1 of the Plan, the Plan is hereby amended, effective as of the date this amendment shall be approved by the shareholders of the Company, in the following particulars:
      1. By substituting the following for Section 5.3(a) of the Plan:

“5.3(a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalization, reclassifications or otherwise, including a change in the value of the common stock due to an extraordinary cash dividend, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction which constitutes a Change in Control of the Company, then the Committee shall make appropriate adjustment or substitution in the (i) aggregate number, price and kind of shares to be distributed under the Plan and in the calculation of a Unit’s value provided in Section 3.8; and (ii) aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Options and Units granted or to be granted under the Plan. The Committee’s determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Options and Units theretofore granted and agrees to assume and perform the obligations of the Company and its Successor hereunder (as defined in subsection (b)).”
      All other provisions of the Plan shall remain the same.

      IN WITNESS WHEREOF, Duke Realty Corporation, by a duly authorized officer, has executed this Amendment Two to the 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc., as amended, this 26th day of January, 2005, but effective as of the date specified herein.

DUKE REALTY SERVICES LIMITED
PARTNERSHIP

BY: DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak

Dennis D. Oklak, President and Chief
Executive Officer

AMENDMENT THREE TO THE
1999 SALARY REPLACEMENT STOCK OPTION AND DIVIDEND INCREASE
UNIT PLAN OF DUKE REALTY INVESTMENTS, INC.
      This Amendment Three to the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc., as amended (“Plan”), is hereby adopted this 26th day of January, 2005, but effective as of the date specified below, by Duke Realty Corporation (“Company”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.
WITNESSETH:
      WHEREAS, the Company, formerly known as Duke Realty Investments, Inc., adopted the Plan for the purposes set forth therein; and
      WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors of Duke Realty Corporation has the right to amend the Plan with respect to certain matters; and
      WHEREAS, the Board has approved and authorized this Amendment Three to the Plan, subject to approval of the same by the shareholders of the Company;
      NOW, THEREFORE, pursuant to the authority reserved to the Board under Section 5.1 of the Plan, the Plan is hereby amended, effective as of the date this amendment shall be approved by the shareholders of the Company, in the following particulars:
      1. By substituting the following for Section 5.3(a) of the Plan:

“5.3(a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalization, reclassifications or otherwise, including a change in the value of the common stock due to an extraordinary cash dividend, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction which constitutes a Change in Control of the Company, then the Committee shall make appropriate adjustment or substitution in the (i) aggregate number, price and kind of shares to be distributed under the Plan and in the calculation of a Unit’s value provided in Section 3.8; and (ii) aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Options and Units granted or to be granted under the Plan. The Committee’s determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Options and Units theretofore granted and agrees to assume and perform the obligations of the Company and its Successor hereunder (as defined in subsection (b)).”
      All other provisions of the Plan shall remain the same.

      IN WITNESS WHEREOF, Duke Realty Corporation, by a duly authorized officer, has executed this Amendment Three to the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc., as amended, this 26th day of January, 2005, but effective as of the date specified herein.

DUKE REALTY SERVICES LIMITED
PARTNERSHIP

BY: DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak

Dennis D. Oklak, President and Chief
Executive Officer

[Duke Realty Corporation Letterhead]
HOWARD L. FEINSAND Executive Vice President General Counsel and Secretary Direct Dial: (770) 717-3267 Facsimile: (770) 717-3314 E-mail: howard.feinsand@dukerealty.com

March 16, 2005

Dear Shareholders:

The Service Employees International Union provided a letter dated March 15, 2005 to Duke Realty Corporation withdrawing its shareholder proposal as described on page 38 of the proxy statement under the section entitled “Proposal Five: Shareholder Proposal.” Accordingly, we request that you disregard any such disclosure related to Proposal Five.

Thanks for your continued support.

Sincerely,

/s/ Howard L. Feinsand
Howard L. Feinsand

DUKE REALTY CORPORATION
PROXY
600 EAST 96th STREET, SUITE 100
INDIANAPOLIS, INDIANA 46240
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Dennis D. Oklak and Howard L. Feinsand, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all Common Shares of Duke Realty Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 27, 2005, at 3:00 p.m., local time and at any adjournment or postponement thereof.

To vote your proxy, please date and sign on the reverse side, and mail your proxy card in the envelope provided as soon as possible. You may also vote on the Internet or by e-mail by following the instructions on page 2 of the Proxy Statement.

(Continued on the reverse side)

REVOCABLE PROXY

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☑

1.	ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR.

☐	FOR ALL NOMINEES	NOMINEES:
		O	Barrington H. Branch
		O	Geoffrey Button
☐	WITHHOLD AUTHORITY FOR	O	William Cavanaugh III
	ALL NOMINEES	O	Ngaire E. Cuneo
		O	Charles R. Eitel
☐	FOR ALL EXCEPT	O	R. Glenn Hubbard
	(See instruction below)	O	Martin C. Jischke
		O	L. Ben Lytle
		O	William O. McCoy
		O	John W. Nelley, Jr.
		O	Dennis D. Oklak
		O	Jack R. Shaw
		O	Robert J. Woodward, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the 2005 Long-Term Incentive Plan	☐	☐	☐

DIRECTORS RECOMMEND A VOTE “FOR” THIS PROPOSAL.

3.	Proposal to approve amendments to anti-dilution provisions of previously existing long-term incentive plans	☐	☐	☐

DIRECTORS RECOMMEND A VOTE “FOR” THIS PROPOSAL.

4.	Proposal to ratify the appointment of KPMG LLP as independent auditors	☐	☐	☐

DIRECTORS RECOMMEND A VOTE “FOR” THIS PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS ONE, TWO, THREE, AND FOUR.

The undersigned acknowledges receipt from Duke Realty Corporation of, prior to the execution of this proxy, a notice of the meeting, a proxy statement, and an annual report to shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		DATE

SIGNATURE		DATE

(SIGNATURE IF HELD JOINTLY)

NOTE: Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.